UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

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WNC HOUSING TAX CREDIT FUND V, L.P., SERIES 3

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WNC HOUSING TAX CREDIT FUND V, L.P., SERIES 3

17782 Sky Park Circle

Irvine, California 92614

(714) 662-5565, Extension 600

November 1, 2013

Dear Holders of Units of Limited Partnership Interest (“Limited Partners”):

Enclosed please find a Consent Card for you to complete and forward. In the alternative, you may vote via the Internet.

You own Units of Limited Partnership Interest in WNC Housing Tax Credit Fund V, L.P., Series 3 (the “Partnership”). The Partnership has sold its interest in all but one apartment complex. We are writing to request your consent to authorize WNC & Associates, Inc., as the sole general partner of the Partnership, to permit the sale of the Partnership’s interest in that apartment community.

In connection with the proposal, attached are a Notice for Action by Written Consent, a Consent Solicitation Statement, which contains important information relating to the proposal, and a Consent Card with a return envelope. You are urged to read the Consent Solicitation Statement carefully. If you are in doubt as to how to deal with the matters described in the Consent Solicitation Statement, you should consult your financial advisor.

If you want your vote to be represented, you should vote via the Internet or complete the enclosed Consent Card and sign, date and return it promptly in the enclosed postage-paid envelope, or in another manner set forth in the section of the attached Consent Solicitation Statement entitled “Voting Procedures.” Please note that this solicitation will expire no later than 5:00 p.m. (Pacific Time), on December 16, 2013, unless extended.

Sincerely,

WNC & Associates, Inc.,

General Partner

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS: APPROVED OR DISAPPROVED OF THE PROPOSED TRANSACTION; PASSED UPON THE MERITS OR FAIRNESS OF THE PROPOSED TRANSACTION; OR PASSED UPON THE ADEQUACY OR ACCURACY OF THE DISCLOSURE IN THE CONSENT SOLICITATION STATEMENT. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

714.662.5565 714.662-4412 F

17782 Sky Park Circle, Irvine, California 92614

wncinc.com

WNC HOUSING TAX CREDIT FUND V, L.P., SERIES 3

NOTICE FOR ACTION BY WRITTEN CONSENT OF LIMITED PARTNERS

To the Limited Partners of WNC Housing Tax Credit Fund V, L.P., Series 3 (the “Partnership”)

We are writing to request your consent to an amendment of the Partnership’s agreement of limited partnership. The amendment would authorize the sole general partner of the Partnership to permit the sale of a Partnership investment. The proposed amendment and sale information are set forth in the accompanying Consent Solicitation Statement.

Because you are a holder of units in the Partnership, we are asking for your consent. Please carefully review the information in the enclosed Consent Solicitation Statement before voting. If you have any questions or require assistance in voting via the Internet or in completing and forwarding the enclosed Consent Card, please call WNC & Associates, Inc., Investor Services, at 714-662-5565, Extension 600.

DATED at Irvine, California, November 1, 2013.

WNC & Associates, Inc.,

General Partner

IMPORTANT: YOUR PARTICIPATION IS VERY IMPORTANT. PLEASE EITHER VOTE VIA THE INTERNET OR COMPLETE THE ENCLOSED CONSENT CARD AND SIGN, DATE AND RETURN IT PROMPTLY BY MAIL OR FAX. FAILURE TO VOTE WILL HAVE THE SAME EFFECT AS A VOTE AGAINST THE PROPOSAL.

CONSENT SOLICITATION STATEMENT

PROPOSED ACTION BY WRITTEN CONSENT OF LIMITED PARTNERS OF

WNC HOUSING TAX CREDIT FUND V, L.P., SERIES 3

November 1, 2013

INTRODUCTION

The limited partners (the “Limited Partners”) of WNC Housing Tax Credit Fund V, L.P., Series 3, a California limited partnership (the “Partnership”) are being asked by the Partnership and its sole general partner, WNC & Associates, Inc., a California corporation (the “MGP”) to consider and approve an amendment to the Partnership’s Agreement of Limited Partnership (the “Proposal”). The Proposal would permit the sale of the Partnership’s interest (the “Broadway LP Interest”) in Broadway Apartments, Limited Partnership, a New Mexico limited partnership (“Broadway Apartments”) for a purchase price of $30,000. Broadway Apartments owns the apartment complex known as Avalon Cove (the “Property”). THE PROPOSAL WOULD PERMIT THE SALE OF THE LAST PARTNERSHIP ASSET TO AN AFFILIATE OF THE MGP.

An affirmative vote to amend the Partnership’s Agreement of Limited Partnership is also an affirmative vote for the sale of the Partnership’s interest in Broadway Apartments. There will not be a separate vote on the sale. The Partnership and the MGP recommend approval of the Proposal.

The Property is the last in which the Partnership has an interest. Upon the sale of the Partnership’s interest in Broadway Apartments, the Partnership’s business would be wound up, and the Partnership dissolved and its Certificate cancelled (the “Termination”), and unused passive losses would be available to individual Limited Partners.

The Partnership was formed in 1995 as a finite life entity to raise capital through the sale of its units of limited partnership interest (the “Units”) and invest the net proceeds in entities (the “Local Limited Partnerships”) owning apartment communities generating federal low income housing tax credits. The Partnership invested in a total of 18 Local Limited Partnerships, and 17 of its investments have been sold.

In the aggregate, the original Limited Partners have received a federal tax credit return of approximately 136.1% of invested capital.

The Partnership is governed by its Agreement of Limited Partnership dated as of March 28, 1995, as amended to date (the “Partnership LPA”).

The general partner of Broadway Apartments at the date of the Partnership’s initial investment therein was Trianon-Broadway, LLC. The Partnership removed Trianon-Broadway, LLC as the general partner in 2003 for material violations of the partnership agreement of Broadway Apartments. Trianon-Broadway, LLC was not an affiliate of the MGP. The Partnership voted to admit as general partners to Broadway Apartments (i) as managing general partner, Medlock Charitable Foundation, Inc., and (ii) as general partner, Shelter Resource Corporation (“SRC”), an affiliate of the MGP. As provided in an amendment to the Broadway Apartments limited partnership agreement, Medlock Charitable Foundation, Inc. withdrew from Broadway Apartments in 2004, although the Certificate of Limited Partnership for Broadway Apartments has not been amended to reflect such withdrawal. Low Income Housing Foundation of New

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Mexico, Inc., a New Mexico nonprofit corporation, was admitted as a general partner to Broadway Apartments by an amendment to its limited partnership agreement executed in 2004. However, the Certificate of Limited Partnership was not amended to reflect such admission, and Low Income Housing Foundation of New Mexico, Inc. has not been treated as a general partner. In connection with any sale by the Partnership of the Broadway LP Interest, SRC concurrently would seek to sell its general partner interest in Broadway Apartments (the “Broadway GP Interest”). Under the Proposal, the Broadway LP Interest would be sold to WNC Investment Partners, LLC (the “LP Purchaser”), and the Broadway GP Interest would be sold to WNC Community Preservation Partners, LLC (the “GP Purchaser”).

The Property is located in Hobbs, New Mexico. Consistent with the investment objectives of the Partnership, the Property qualified for federal low income housing tax credits under the Internal Revenue Code for a 10-year period. The credit period has expired, and no further credits are being generated by the Property. The 15-year federal compliance period has also expired, so there would be no credit recapture upon a transfer of the Property or the Broadway LP Interest.

If the sale of the Broadway LP Interest is consummated, affiliates of the MGP would hold the Broadway LP Interest and the Broadway GP Interest, and might assume responsibility and receive compensation for management of the Property. The GP Purchaser, as purchaser of the Broadway GP Interest, intends to investigate and research the financial feasibility of rehabilitating the Property in accordance with the requirements of Internal Revenue Code Section 42 in an effort to generate new federal low income housing tax credits, which would require a combination of substantial equity and debt financing. If the GP Purchaser determined there were financial feasibility to such rehabilitation, it would engage an affiliate, Community Preservation Partners, LLC, to act as developer or co-developer (the “Developer”). Neither the Partnership nor the Limited Partners would have any interest in such a rehabilitation or any tax credits generated therefrom.

As discussed below under “Broadway Apartments and the Property,” there are two mortgage lenders for the Property. Further, Broadway Apartments is indebted to the Partnership and to the MGP, and owes additional long term debt to non-partners. The mortgage lenders must approve the transfers of the Broadway GP Interest and the Broadway LP Interest. The advances owed to the Partnership were written off by the Partnership for GAAP accounting and tax purposes as uncollectible a number of years ago but remain payable to the MGP. The MGP does not anticipate that there would be any cancellation of debt income if the proposed sale were to be consummated.

Consistent with the Partnership’s objectives, the Property has generated passive losses from its operations. For many Limited Partners who are individuals, the tax benefits of such passive losses are available only upon the sale of the Property, or the sale of the Broadway LP Interest. The sale of the Property or the sale of the Broadway LP Interest could allow Limited Partners to use passive losses previously allocated to them and related to Broadway Apartments but not used. An individual Limited Partner’s passive losses from the Property in most cases should be available to offset some or all of the gain from the sale of the Broadway LP Interest. The use of the passive losses to offset such gain is in addition to the benefits the Limited Partners have already received from claiming the low income housing tax credits of Broadway Apartments.

Each Limited Partner is urged to consult his, her or its own tax advisor as to the specific tax consequences to the Limited Partners of the sale by the Partnership of the Broadway LP Interest.

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QUESTIONS AND ANSWERS ABOUT THIS

CONSENT SOLICITATION STATEMENT AND THE PROPOSAL

Q: Why have I received this Consent Solicitation Statement?

A: You have received this Consent Solicitation Statement because the Partnership LPA permits the Limited Partners to approve the proposed sale of the Property or the Partnership’s interest therein. You are entitled to vote because, according to the records of the Partnership, you owned Units on October 25, 2013.

Q: What does the Proposal involve?

A: The Partnership owns an interest in only one apartment complex. We are proposing to sell that interest. In addition, the MGP intends to pay or make provision for all Partnership obligations and liabilities, and dissolve the Partnership.

Q: How can the Proposal be approved?

A: The Proposal will be approved with the consent of a majority-in-interest of all Limited Partners.

Q: How will proceeds from a sale be used?

A: In accordance with the Partnership LPA, net proceeds of a sale will be used for the payment of Partnership debts and obligations and establishment of reserves, including debts and obligations owed to the MGP.

Q: Why is the MGP proposing to sell the Partnership’s assets at this time?

A: The MGP is recommending the Proposal because the MGP believes the Partnership has maximized the principal benefits of owning the Property, in particular, generating for the Limited Partners low-income housing tax credits. Other reasons for the recommendation include:

●	A sale of the Property or the Broadway LP Interest may allow Limited Partners to use their unused passive losses to offset the gain from the sale.
●	The Termination will eliminate the need for Limited Partners to include on their individual tax returns Schedule K-1 activity with respect to the Partnership.
●	The Property no longer produces tax credits, which was a principal benefit of investing in the Property.
●	It is now possible to sell the Property or the Broadway LP Interest without a recapture of prior tax credits.
●	The appraised value of the Property as set forth in the appraisal report as of October 12, 2012 was $875,000, and in the valuation update as of April 25, 2013 was $1,610,000. In order for the Limited Partners to receive any distribution on a sale, based on the current obligations of Broadway Apartments and the Partnership, either

●	the Property would have to be sold for an amount in excess of $4,268,000, or
●	the Broadway LP Interest would have to be sold for an amount in excess of $2,255,000.

●	One of the two mortgage loans can only be prepaid with consent of the lender, and on payment of a premium. This loan has a balloon payment due in July 2015.
●	The Property is more than 15 years old and is in need of capital improvements and upgrades.
●	Maintenance and administrative expenses associated with an aging apartment community will continue to increase.

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See “ANTICIPATED DISTRIBUTIONS AND ALLOCATIONS” below for a more extensive discussion of the obligations of Broadway Apartments and the Partnership.

We believe that the increasing age of the Property will lead to increased maintenance and administrative expenses for the Property. Moreover, the Property has limited prospects for appreciation, and more likely will continue to depreciate, unless significant additional investments are made to upgrade it.

The MGP believes that in the case of the majority of Limited Partners, primary benefits of a sale and Termination will be (i) the elimination of a Partnership Schedule K-1 for the Partnership, and (ii) the tax benefits associated with freeing up previously suspended passive activity losses. Assuming that an individual Limited Partner has held his or her Units since the Partnership’s initial offering, and that the Partnership’s passive activity losses have only been used by the Limited Partner to offset any previous passive activity income/gain from the Partnership, the MGP estimates that a sale and Termination will free up previously suspended passive activity losses to offset any taxable income and gain from a sale and Termination, and perhaps other income of the Limited Partner. However, each Limited Partner should consult his or her personal tax advisor to determine the actual amount, if any, of passive activity losses which the Limited Partner may have suspended.

Q: How does this impact my need to file a Schedule K-1?

A: You will get a final K-1 on Termination. A sale under the Proposal will afford the Limited Partners an exit strategy. There are few other opportunities to liquidate an investment in Units due to the absence of an established market for the Units.

Q: Does the MGP recommend that I consent to the Proposal?

A: Yes. The MGP recommends that Limited Partners consent to the Proposal by marking the box entitled “FOR” on the enclosed Consent Card and returning the Consent Card promptly in accordance with the voting procedures described in “VOTING RIGHTS AND PROCEDURES” below or by using the Internet option discussed below. The MGP, however, has conflicts of interest in recommending the Proposal. For additional information regarding our conflicts of interest, see “SPECIAL FACTORS” and ‘CONTINGENCIES” below.

Q: Will I owe any federal income tax as a result of a sale and Termination?

A: A sale under the Proposal and the Termination of the Partnership are expected to generate gain to the Limited Partners for United States federal income tax purposes and state income tax purposes. On the other hand, a sale and Termination may free up passive activity losses which may allow Limited Partners to gain the benefit of suspended and unused passive activity losses. Tax matters are very complicated and your tax consequences may depend on your financial situation and whether you purchased your Units in the original offering or in the secondary market. Please consult your tax advisor to determine the exact tax consequences of a sale and Termination to you. See “ANTICIPATED DISTRIBUTIONS AND ALLOCATIONS” below.

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Q: What if the Proposal is not approved?

A: If the Proposal is not approved by a majority in interest of the Limited Partners, then each of Broadway Apartments and the Partnership will continue to operate as a legal entity with its respective assets and liabilities. You will continue to get a K-1 for the Partnership. The Partnership will continue to incur annual expenses. The average of annual expenses other than asset management fees for the past two years was approximately $161,000, and anticipated annual management fees are approximately $7,000, for a total of approximately $168,000. If bad debt expenses are excluded, the average annual expense would have been $43,000, rather than $161,000. The MGP will continue to pursue sale opportunities for the Property or the Broadway LP Interest, which would likely be for a consideration that would not provide distributions to the Limited Partners, given the debt levels. Upon any such sale, the Partnership would be liquidated.

Q: How long do I have to consent?

A: You may submit your vote now using the Internet. If you prefer, in the alternative please mark your vote, sign and return the Consent Card using the enclosed postage pre-paid envelope provided or fax it to Publicease at (202) 521-3464. In order for your Internet vote or Consent Card to be accepted, it must be received by 5:00 p.m., Pacific Time, on the earlier of the date on which the Limited Partners approve the Proposal, or December 16, 2013, unless extended by the MGP (the “Expiration Date”). See “VOTING RIGHTS AND PROCEDURES” below.

Q: Can I revoke my consent?

A: Yes. You may withdraw or revoke your vote at any time prior to 5:00 p.m., Pacific Time, on the Expiration Date. To be effective, a written or facsimile revocation or withdrawal of the vote must be received prior to the Expiration Date and addressed as follows: Investor Services, 17782 Sky Park Circle, Irvine, California 92614. A notice of revocation or withdrawal must specify the Limited Partner’s name and the number of Units being withdrawn. After the Expiration Date, all consents previously executed and delivered and not revoked will become irrevocable.

Q: Do Limited Partners have dissenter’s rights?

A: Under applicable state law, Limited Partners are not entitled to appraisal or other dissenter’s rights with respect to the value of the Units. There will not be any procedure by which a Limited Partner can seek an alternative valuation of his, her or its Units, regardless of whether the Limited Partner does or does not consent to the Proposal.

BROADWAY APARTMENTS AND THE PROPERTY

In 1997, the Partnership invested approximately $2,029,000 in Broadway Apartments. Broadway Apartments developed the Property, a 78-unit low-income housing apartment community located in Hobbs, New Mexico. Hobbs is a small city in Lea County.

Broadway Apartments obtained two permanent mortgage loans. One loan is from New Mexico Mortgage Finance Authority (“NMMFA”), which used HOME Investment Partnership Program funds to fund the loan in the original principal amount of $150,538. The interest rate on the NMMFA loan is 5.3% per annum. No principal or interest is due until April 27, 2022, or the earlier sale of the Property. Approximately $227,000 was outstanding as of June 30, 2013 in combined interest and principal. The Property is encumbered by a mortgage in favor of NMMFA. The NMMFA loan can be prepaid without lender consent.

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The NMMFA loan is subordinate to the other mortgage loan, funded by U.S. Bank National Association in the original principal amount of $1,100,000. The interest rate on the US Bank loan is 6.17% per annum. Amortization is based on a 360-month schedule, although the US Bank loan is due in July 2015 when a balloon payment of approximately $972,000 will be due. The US Bank loan can only be prepaid with the consent of the lender and the payment of a premium. Approximately $983,000 was outstanding as of June 30, 2013 in combined interest and principal.

In connection with the allocation of low-income housing tax credits to Broadway Apartments, a Land Use Restriction Agreement (the “Extended Low Income Housing Commitment”) was entered into dated December 15, 1997 between NMMFA and Broadway Apartments. The Extended Low Income Housing Commitment requires the Property to be operated as low-income housing in accordance with the Extended Low Income Housing Commitment for a period of 50 years from the date the Property was placed in service.

PROPOSAL – AMENDMENT TO PARTNERSHIP LPA

Generally, the Partnership LPA permits the Partnership to sell its assets without the consent of the Limited Partners. However, the Partnership LPA does not permit (i) the sale of an interest in a Local Limited Partnership to an affiliate of the MGP, or (ii) the sale at one time of all or substantially all the assets of the Partnership, except in connection with the liquidation and winding up of the Partnership’s business upon its dissolution. A complete statement of the Proposal is as follows:

“Section 5.3.6. Notwithstanding the provisions of Section 5.3.2(vi) or any other Section hereof, the Partnership shall be permitted to sell its interest in Broadway Apartments, Limited Partnership, a New Mexico limited partnership for a price equal to $30,000.00 to an Affiliate of the General Partner.”

IF THE PROPOSAL IS APPROVED BY A MAJORITY-IN-INTEREST OF THE LIMITED PARTNERS, THE BROADWAY LP INTEREST WILL BE SOLD TO THE LP PURCHASER FOR $30,000. AS DISCUSSED ELSEWHERE, THE APPRAISED VALUE OF THE PROPERTY (BUT NOT OF THE BROADWAY LP INTEREST) WAS $1,610,000 AS OF APRIL 25, 2013. Concurrent with that sale, SRC would sell the Broadway GP Interest to the GP Purchaser for $1.00.

SPECIAL FACTORS

Background and Purpose

In connection with the public offering of its Units, the Partnership’s prospectus stated as follows:

“It is hard to tell now exactly when or whether a Series will be able to realize any sale proceeds from an Apartment Complex. The “recapture” rules for Low Income Housing Credits prohibit the sale of an Apartment Complex before the end of the fifteenth year after Low Income Housing Credits begin to be taken (even though Low Income Housing Credits only last for 10 years). Government subsidy programs also limit sale or refinancing opportunities, and sometimes buildings like the Apartment Complexes are hard to sell. The Fund Manager will try to liquidate each Series’ investments after the fifteenth year of the Series’ term, but when that liquidation will take place (and for how much) is impossible to predict.”

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And the following was included in the Risk Factors section of the Partnership’s prospectus:

“Limitations on Sales of Apartment Complexes. Any Apartment Complex receiving an allocation of Credit Authority must execute an Extended Low Income Housing Commitment with the state allocating the Credit Authority. The Extended Low Income Housing Commitment will require that the Low Income Units within the Apartment Complex be rented as low-income housing for the Low Income Use Period. Accordingly, on any sale of an Apartment Complex during the Low Income Use Period, the purchaser would have to agree to continue to the low-income use of the Apartment Complex, thereby reducing the potential market, and possibly the sales price, for the property. Furthermore, the sale of an Apartment Complex may be subject to other restrictions. See “Risks of Government-Subsidized Housing Projects” below in this section and “Investment Objectives and Policies.” Accordingly, there can be no assurance that a Local Limited Partnership will be able to sell its Apartment Complex, or, if it does so, that any significant amount of Sale or Refinancing Proceeds will be distributed to the Unitholders. As a result, a material portion of the Low Income Housing Credits may represent a return of the money originally invested in the Series.”

As of December 31, 2012, the 15-year federal tax credit compliance period terminated for each of the Partnership’s Local Limited Partnerships. Based on (i) comments and questions from Limited Partners with respect to a liquidation of their Units, (ii) the lack of a public market for the Units, and (iii) the original objective of the Partnership respecting the holding period for its Local Limited Partnerships, the MGP believes that Termination of the Partnership is desired by the Limited Partners. Accordingly, the MGP has sought to sell the interest of the Partnership in each Local Limited Partnership, or the apartment complex of each Local Limited Partnership. The Partnership now holds an interest in only a single Local Limited Partnership. The primary purpose of the Proposal is to dispose of that asset and to provide Limited Partners with an opportunity to liquidate their investment in the Partnership. Intended consequences of the Proposal are the pursuit of the Limited Partners’ interests described below under “Reasons.” Potential consequences include the betterment of the business of the MGP and its affiliates, if any such affiliates pursue management of, sale of, and/or a rehabilitation and resyndication of the Property.

Alternatives

Each of the other Local Limited Partnerships invested in by the Partnership has been sold. Each sale was either a sale of the Partnership’s interest in the Local Limited Partnership, or a sale by the Local Limited Partnership of its apartment complex. One or the other of these alternatives is the only practical means available to the Partnership to dispose of its remaining investment and liquidate. Of the sales that have occurred, one apartment complex was sold in 2001 prior to the end of its 10-year credit period; one was sold in 2007 and another was sold in 2009, each after the end of its 10-year credit period but prior to the end of its 15-year compliance period. Each of those three properties had suffered operational difficulties. All other sales occurred after the end of the applicable 15-year compliance period. See “SPECIAL FACTORS” below for information regarding all the sales.

The MGP has been in the market seeking buyers on behalf of the Partnership for its assets and on behalf of certain other investment funds syndicated by the MGP for their respective assets. With regard to the Broadway LP Interest, the MGP specifically approached two buyers on the secondary market which have previously purchased assets from the Partnership. The MGP did not request any minimum offer amount. Neither of these buyers made an offer for the Broadway LP Interest. One of them was approached a second time by the MGP and it made an offer of $58,000 for both of the Broadway LP Interest and the Broadway GP Interest. Had this offer been accepted, none of the proceeds would have been distributed to the Limited Partners. See “ANTICIPATED DISTRIBUTIONS AND ALLOCATIONS” and “SPECIAL FACTORS” below.

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Reasons

Before recommending the Proposal, the MGP considered the benefits and risks. The MGP recommends the Proposal for the following reasons:

●	A sale under the Proposal may allow Limited Partners to use their unused passive losses to offset the gain from the sale.
●	The Termination will eliminate the need for Limited Partners to include on their individual tax returns Schedule K-1 activity with respect to the Partnership. Many Limited Partners find the Schedule K-1 required from their investment in the Partnership complicated to report on their own tax returns. That may require individuals to incur tax return preparation costs they would not otherwise have to incur.
●	Broadway Apartments no longer generates low income housing tax credits, which was a principal benefit of investing in Broadway Apartments.
●	It is now possible to sell the Broadway LP Interest without a recapture of prior tax credits.
●	The appraised value of the Property as set forth in the appraisal report as of October 12, 2012 was $875,000, and in the valuation update as of April 25, 2013 was $1,610,000. In order for the Limited Partners to receive any distribution on a sale, based on the current obligations of Broadway Apartments and the Partnership, either

●	the Property would have to be sold for an amount in excess of $4,268,000, or
●	the Broadway LP Interest would have to be sold for an amount in excess of $2,255,000.

●	One of the two mortgage loans can only be prepaid with consent of the lender, and on payment of a premium. This loan has a balloon payment due in July 2015.
●	The Property is more than 15 years old and is in need of capital improvements and upgrades.
●	Maintenance and administrative expenses associated with an aging apartment community will continue to increase.

The Partnership and the MGP have decided to recommend the Proposal on the proposed terms. The Partnership’s objective was to derive low income housing tax credits from its investment in the Broadway LP Interest, and no further credits can be earned without the infusion of substantial capital for rehabilitation of the Property in accordance with the requirements of the federal low income housing tax credit program. The Partnership does not have the necessary capital. The income tax liability from a sale of the Broadway LP Interest should be offset for an individual Limited Partner to the extent that the Limited Partner has unused passive losses attributable to the Broadway LP Interest or other sources.

In recommending approval of the Proposal, the MGP believes it is important to note that the Property’s only realistic use is as low income housing, based primarily on its location, its original design as low income housing with very basic amenities, and the restrictions of the Extended Low Income Housing Commitment. The Extended Low Income Housing Commitment effectively requires that the Property be operated as low-income housing for a period of approximately 35 more years.

The MGP has structured the proposed purchase as described herein given a possible intended use of the Property by the GP Purchaser and the LP Purchaser, and, perhaps, the MGP. The GP Purchaser and the Developer intend to investigate and research the financial feasibility of rehabilitating the Property in compliance with the requirements of Section 42 of the Internal Revenue Code. Section 42 is intricate and complex. The preservation committee of the MGP has approved preliminary commencement of the investigation and research, to include the gathering of data and development of financial models. No third parties have been engaged as yet, and no scope of work has been developed.

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A typical rehabilitation of a low-income housing development will occur through a number of steps, starting with the formation of a new limited partner or limited liability company. The new entity will purchase a property that has completed its 10-year credit period and, generally, its 15-year compliance period. In order to be able to claim tax credits, the purchaser must expend at least $6,000 per residential unit in rehabilitation expenses. The purchaser must also either (i) apply to the tax credit allocation agency of the state in which the property is located for a reservation of tax credits; or (ii) apply for state private activity bonds subject to the requirements and volume cap of Internal Revenue Code Section 146 and state law. Whether the GP Purchaser and the Developer would pursue either alternative is yet to be determined, but if they do pursue rehabilitation under Code Section 42, they believe it more likely that they would pursue the second alternative. This requires approval of the proposed rehabilitation by a city, county or local agency hosting the proposed project, and thereafter approval of the issuance of the private activity bonds by the appropriate New Mexico State agency. If issuance of the bonds is approved by the New Mexico State agency, the award of tax credits occurs automatically. In order to actually claim the tax credits, the property must be rehabilitated in accordance with the requirements of Code Section 42, and the demands of the investing community. The demands of the investing community must be satisfied as the capital provided by the sale of the tax credits constitutes a principal additional source of permanent funding for the costs of rehabilitation.

Effects

The economic effects of the sale and Termination are discussed below under “ANTICIPATED DISTRIBUTIONS AND ALLOCATIONS.” In addition, as discussed elsewhere herein, if the sale were consummated the Partnership would be dissolved, its affairs wound up, and its Certificate of Limited Partnership cancelled.

Appraisals and Reports

The Partnership obtained an appraisal of the Property and an update thereof from Gill Group. Gill Group was selected by the Partnership based on the MGP’s belief as to the expertise of Gill Group in appraising low-income housing properties in the State of New Mexico. The MGP’s belief is based on past experience with Gill Group, which has rendered appraisals of other properties invested in by the Partnership and other investment funds syndicated by the MGP, on its knowledge of the low-income housing industry, and on recommendations from others in the low-income housing industry. Samuel Todd Gill has been completing appraisals and market studies for more than 20 years. According to the appraisal, he has extensive multifamily experience specializing in work for the Department of Housing and Urban Development as well as lenders and developers in the Low-Income Housing Tax Credit programs. His accreditations include (i) General Accredited Appraiser (National Association of Realtors), and (ii) State Certified General Real Estate Appraiser (more than 25 states, including New Mexico). Gill Group was instructed to appraise the Property as is, subject to any existing restrictions. No limitations were imposed by the Partnership on the appraiser’s investigation. Gill Group delivered a written report, dated October 15 , 2012, which stated the value of the Property (as set forth below) as of October 12 , 2012, and an addendum to the appraisal report dated April 25, 2013, which stated the value of the Property (as set forth below) as of April 25, 2013.

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Other than with respect to the rendering of the other appraisal reports referred to above, during the past two years there has been no material relationship between Gill Group and the Partnership or its affiliates, including the MGP, the MGP President, the LP Purchaser and the GP Purchaser. Gill Group received a total of approximately $18,000 from the Partnership in connection with the rendering of appraisal reports for the Partnership during the period from June 30, 2011 to June 30, 2013. During that two-year period, Gill Group has received a total of approximately $396,000 from the MGP and its affiliates in connection with the rendering of all appraisal reports.

The following is excerpted from the appraisal report dated October 15, 2012 under the caption “Appraisal Procedures”:

“In order to develop a reasonable opinion of the value of the subject property, the following appraisal techniques have been used:

The Cost Approach

The Cost Approach considers the current cost of replacing a property, less depreciation from three sources: physical deterioration, functional obsolescence and external obsolescence. A summation of the market value of the land, assumed vacant and the depreciated replacement cost of the improvements provides an indication of the total value of the property.

The Income Approach

The Income Approach is based on an estimate of the subject property’s possible net income. The net income is capitalized to arrive at an indication of value from the standpoint of an investment. This method measures the present worth and anticipated future benefits (net income) derived from the property.

The Sales Comparison Approach

The Sales Comparison Approach produces an estimate of value by comparing the subject property to sales and/or listings of similar properties in the same or competing areas. This technique is used to indicate the value established by informed buyers and sellers in the market.

In preparing this appraisal, the appraiser inspected the subject property and analyzed historic operating data for the subject. A Cost Approach was used to determine the effective age and economic life of the proposed development. Furthermore, I gathered information on competitive properties in the region for comparable improved rentals and operating expenses. Lastly, comparable sales were gathered primarily for their use as overall rate indicators. This information was applied in the Income Capitalization Approach. The application of each measure of value is discussed further in appropriate sections of this report.”

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The following is excerpted from the appraisal report dated October 15, 2012 under the caption “Conclusion of Value”:

“The values indicated by the three appraisal approaches utilized are as follows:

Market Value of the Real Estate

Cost Approach	Income Approach	Sales Comparison Approach
$1,090,000	$875,000	$1,170,000

Reconciliation involves the weighing of the three approaches in relation to their importance or their probable influence on the reactions of typical uses and investors in the market. Consideration is given to the quality and quantity of the data available for examination in each approach, to the inherent advantages and disadvantages of each approach, and to the relevancy of each to the subject property.

The Cost Approach considers the current cost of replacing a property, less depreciation from three sources: physical deterioration, functional obsolescence and external obsolescence. A summation of the market value of the land, assumed vacant and the depreciated replacement cost of the improvements provides an indication of the total value of the property.

The Income Approach is typically used when the real estate is commonly developed, or bought and sold for the anticipated income stream. Income and expense data of similar properties in Hobbs and the surrounding area were used in this analysis. The most weight is accorded to the indication via the Income Comparison Approach in the final value conclusion.

The Sales Comparison Approach is a reflection of the buying and selling public based on physical and/or financial units of comparison. The market for properties similar to the subject has been active in the subject’s market area. As was noted in the improved sales analysis, the range of unit values after adjustments was relatively narrow. Quantitative (percentage) adjustments for the differences between the comparables and the subject were made to the comparables.

After reviewing the approaches, the values indicated by the three approaches range from $875,000 to $1,090,000. The indicated value of the subject would best be represented by a value within this range. The data utilized and the value indicated by the three approaches is considered appropriate in estimating the value of the subject property. Weight is given to the Income Comparison Approaches and this value is considered to provide the best indication of value for the subject.

Based on the data, analyses and conclusions presented in the attached report, it is my opinion the market value of the subject property, as of October 12, 2012, is as noted below.

EIGHT HUNDRED SEVENTY FIVE THOUSAND DOLLARS

$875,000”

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The following is excerpted from the addendum to the appraisal report dated April 25, 2013:

“This letter is written with a value indication as of April 25, 2013. The value has been concluded under the extraordinary assumption that nothing has significantly changed physically at the property.

The appraiser researched current capitalization rates of sales comparables within the area as well as analyzed data from investor surveys. The sales comparables indicated a capitalization rate of 8.5 percent. The PwC Real Estate Investor Survey indicated an average capitalization rate of 5.74 percent. The RealtyRates.com Investor Survey indicated an average capitalization rate of 7.62 percent. The RealtyRates.com Market Survey indicated an average capitalization rate of 8.0 percent. The band of investment indicated a capitalization rate of 7.72 percent. The appraiser considered the sales comparables, Realty Rate Investor Survey and the Band of Investment as they are good indicators for determining a market capitalization rate. Therefore, after considering all factors, a blended capitalization rate of 8.50 percent was determined to be appropriate for the restricted value.

Capitalization Rate of 8.5% gives a value of $136,831.00/8.50% = $1,609,776.47

Market Value, Subject to Restricted Rents = $1,610,000.00”

The Gill Group appraisal and update will be made available for inspection and copying at the principal executive offices of the Partnership during its regular business hours by any Limited Partner or representative of a Limited Partner who has been so designated in writing. Copies will be transmitted by the Partnership to any Limited Partner or representative of a Limited Partner who has been so designated in writing upon written request and at the expense of the requesting Limited Partner. The MGP understands that the increase in appraised values from the appraisal to the update primarily results from an increase in rents. There was also a decrease in the capitalization rate from 9.0% to 8.5%.

Fairness

The MGP has consented to the Proposal, subject to the considerations discussed below under “Contingencies.” In doing so, the MGP was faced with conflicts of interest. Affiliates of the MGP are purchasing the Broadway GP Interest and the Broadway LP Interest with the anticipation of making a profit therefrom.

The MGP believes that the Limited Partners are interested in a means of liquidating their investment in the Partnership. However, the Proposal has not been initiated by the Limited Partners. The steps that have been and are being taken to provide the Limited Partners with procedural safeguards are: (i) the submission of the Proposal to the Limited Partners (all of whom are unaffiliated with the Partnership, the MGP, the MGP President, the LP Purchaser and the GP Purchaser) for their approval; (ii) the approval of the Proposal by the disposition committee of the MGP; and (iii) the commissioning of an independent appraisal of the Property and an update thereof. The factors are listed in descending order of importance, i.e., the first factor listed was given the most weight in the determination that the proposed transaction is procedurally fair, although, as a practical matter, this process is an approximation of the weight given to each factor because each factor is relevant and the Partnership, the MGP, the MGP President, the LP Purchaser and the GP Purchaser were not able to weigh the relative importance of each factor precisely. The Partnership, the MGP, the MGP President, the LP Purchaser and the GP Purchaser believe that the steps taken and to be taken constitute sufficient procedural safeguards for the Limited Partners’ interests and that the proposed transaction is procedurally fair. The MGP is a privately owned entity and it does not have independent members on its board of directors or committees thereof. See “MANAGEMENT” below.

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Approval of the Proposal is not specifically structured so as to require approval of a majority of unaffiliated Limited Partners. However, as a practical matter, such approval will be required inasmuch as none of the Limited Partners are affiliated with the MGP, the MGP President, the LP Purchaser or the GP Purchaser. No unaffiliated representative has been engaged to act on behalf of unaffiliated Limited Partners in negotiating the terms of the Proposal and/or in preparing a report concerning the fairness of the transaction.

Further, the Partnership, the MGP, the MGP President, the LP Purchaser and the GP Purchaser believe that the proposed transaction represented by the Proposal is substantively fair to the Limited Partners. The Partnership, the MGP, the MGP President, the LP Purchaser and the GP Purchaser have considered a number of material factors in connection with developing such beliefs. The factors are listed below in descending order of importance, i.e., the first factor listed was given the most weight in the determination that the proposed transaction is substantively fair, although, as a practical matter, this process is an approximation of the weight given to each factor because each factor is relevant and the Partnership, the MGP, the MGP President, the LP Purchaser and the GP Purchaser were not able to weigh the relative importance of each factor precisely:

(i) current and historical purchase prices for properties located in New Mexico developed and operated as low-income housing. Substantially all of such properties (or interests therein) sold in the last two years of which the Partnership, the MGP, the MGP President, the LP Purchaser and the GP Purchaser are aware have been sold for purchase prices based on appraised values, where appraised values exceed aggregate indebtedness. In cases where the appraised values are less than the aggregate indebtedness, the sales prices have been for amounts intended, at best, to cover closing costs;

(ii) given the indebtedness of the Partnership to the MGP of approximately $2,361,000 (determined as of June 30, 2013), and the estimated costs of selling the Broadway LP Interest and of the Termination, the Partnership’s Broadway LP Interest would have to be sold for at least $2,255,000 in order for the Limited Partners to receive any distributions from the sale. The Property would have to be sold for at least $4,268,000 in order for the Limited Partners to receive any distributions from the sale. Based on the appraised value of the Property and its understanding of the market, the MGP believes that neither the Broadway LP Interest nor the Property could be sold for these amounts at any time in the foreseeable future, if ever. Accordingly, although the sale price of the Broadway LP Interest is less than the appraised value of the Property, the Partnership, the MGP, the MGP President, the LP Purchaser and the GP Purchaser believe that the sale price is fair inasmuch as a sale at the appraised value would not be sufficient to retire the debt of Broadway Apartments and the Partnership; (For a description of the calculations performed to determine these sale prices, see “ANTICIPATED DISTRIBUTIONS AND ALLOCATIONS” below.)

(iii) the Limited Partners will not recognize forgiveness of debt income;

(iv) the Units are and since issuance have been illiquid and the net book value of the Units currently is, and for many years has been, negative;

(v) the net book value of the Broadway LP Interest is zero,

(vi) the Broadway LP Interest is the Partnership’s last remaining non-cash interest. Accordingly, the Partnership, the MGP, the MGP President, the LP Purchaser and the GP Purchaser are of the view that the Partnership has no liquidation value separate and apart from its cash and the Broadway LP Interest;

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(vii) the Broadway LP Interest is the Partnership’s last remaining non-cash interest. Accordingly, the Partnership, the MGP, the MGP President, the LP Purchaser and the GP Purchaser are of the view that the Partnership has no going concern value separate and apart from its cash and the Broadway LP Interest; and

(viii) the purchase price will be paid entirely in cash.

Against the proposed transaction are the fact of a related-party transaction, the decision not to widely solicit bids from independent third parties for the Property or the Broadway LP Interest, and the possibility that the continued ownership of the Broadway LP Interest could be more economically beneficial than a sale at this time. The Partnership, the MGP, the MGP President, the LP Purchaser and the GP Purchaser believe the factors listed above in favor of the transaction outweigh these negative considerations.

Following is chart showing the sales of Partnership assets to date.

Local Limited Partnership	Date of Sale	Type of Sale	Purchase Price	Net Distribution to the Partnership (1)	Local General Partner	Purchaser
Evergreen Apartments I Limited Partnership	7/18/2001	Apartment Complex	$1,300,000	$0	Retro Development, Inc. of Oklahoma and Most Worshipful Prince Hall Grand Lodge	Blueship Holdings, L.P. (2)
Cascade Pines, L.P. II	1/3/2007	Apartment Complex	(3)	$0	Urban Residential Management, Inc.	Huntingwood Acquisition, LLC (2)
Raymond S. King Apartments Limited Partnership	12/31/2009	Limited Partner Interest / General Partner Interest (of SRC)	$2	$2	SRC & United Housing Associates, Inc. (2)	United Housing Associates, Inc. & UHA-09, Inc. (2)
Patten Towers, L.P. II	7/1/2011	Limited Partner Interest / General Partner Interest	$10	$10	SRC	JBG Delta Investments / Limited Liability Holdings LLC (2)
Alliance Apartments I Limited Partnership	10/26/2011	Apartment Complex	$187,982	$26,015	WNC Nebraska, L.L.C.	Liberty Holdings, LLC (2)
Hastings Apartments I Limited Partnership	10/26/2011	Apartment Complex	$159,056	$51,073	WNC Nebraska, L.L.C.	Liberty Holdings, LLC (2)
Escatawpa Village Associates, Limited Partnership	6/1/2012	Limited Partner Interest	$22,450	$22,450	Olsen Securities Corporation (2) & Clifford E. Olsen (2)	First Equities and Securities, L.L.C. (2)
Shepherd South Apartments I, Ltd.	6/28/2012	Apartment Complex	$596,614	$89,280	Donald W. Sowell (2)	PK South Apartments, LP (2)
Heritage Apartments I, L.P.	12/31/2012	Limited Partner Interest	$15,000	$15,000	Joseph A. Shepard (2)	Sugar Creek Investors III, LP (2)
Hillcrest Associates, A Limited Partnership	12/31/2012	Limited Partner Interest	$40,000	$40,000	Riley J. Hill (2)	Greystone Builders, LLC (2)
Rosedale Limited Partnership	12/31/2012	Limited Partner Interest	$30,000	$30,000	Deke Noftsker (2)	Fidelity Asset Management Inc. (2)
Curtis Associates I, L.P.	3/31/2013	Limited Partner Interest	$5,000	$5,000	MACO Properties, L.L.C. (2) & James K. Maddox (2)	MPF Bayfield Acquisition, LLC (2)
Prairieland Properties of Syracuse II, L.P.	3/31/2013	Limited Partner Interest	$5,000	$5,000	MACO Properties, L.L.C. (2)	MPF Bayfield Acquisition, LLC (2)
Solomon Associates I, L.P.	3/31/2013	Limited Partner Interest	$12,000	$12,000	MACO Properties, L.L.C. (2)	MPF Bayfield Acquisition, LLC (2)
Talladega County Housing, LTD.	3/31/2013	Limited Partner Interest	$5,000	$5,000	Thomas H. Cooksey (2) & Apartment Developers, Inc. (2)	PP&M, LLC (2)
Blessed Rock of El Monte	4/12/13	Limited Partner Interest	$2,355,384	$2,355,384	Community Housing Assistance Program, Inc. (2) & Everland, Inc. (2)	Blessed Rock Corporation (2)
The Willows Apartments Limited Partnership	4/30/13	Limited Partner Interest	$30,000	$30,000	John C. Loving (2), Gordon Douglas Brown, Jr. (2) & Western N.C. Housing Partnership, Inc. (2)	PP & M, LLC (2)

(1)	The sale of an apartment complex was made by the Local Limited Partnership and the proceeds therefrom were first used to pay debts and obligations of the Local Limited Partnership, including mortgages. The balance was then distributed to the Partnership, as the limited partner of the Local Limited Partnership, and the local general partner in accordance with the terms of the local limited partnership agreement. “Net Distribution to the Partnership” does not include a repayment of advances or distributions from reserves.
(2)	None of these entities are affiliates of the MGP.
(3)	Sold for the amount of outstanding mortgage indebtedness with the approval of the bankruptcy court.

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ANTICIPATED DISTRIBUTIONS AND ALLOCATIONS

Set forth below is a tabular presentation of the anticipated results of the proposed sale of the Broadway LP Interest for $30,000 and the Termination of the Partnership, and the distribution of cash and allocation of gain to the various involved parties. This schedule sets forth a calculation of the anticipated net sales price, including estimated closing costs. It also presents the total assets held by the Partnership as of the date set forth, including cash and reserves, and the total liabilities of the Partnership as of the date set forth.

Estimated Results of Termination (1)
Local Limited Partnership: (2)
Broadway Apartments Limited Partnership	$30,000
Cash (3)	$126,000
TOTAL	$156,000

Current Payables to Affiliates and Accounts Payable, including amounts written off (3)(4)	$619,000
Estimated Termination Expenses (4)	$10,000
Estimated Solicitation/Communication Expenses (4)	$12,000
Estimated Termination Proceeds Before Taxes	$-
Estimated Distribution Before Taxes per Unit	$-
Estimated Tax Benefit of Expenses and Payables Paid per Unit (4)(5)	$-
Estimated Ordinary Income (Loss) on Sale & Termination per Unit (4)(5)	$-
Estimated Capital Gain (Loss) on Sales & Termination per Unit (4)(5)	$35
Estimated Tax (Cost) /Benefit per Unit (4)(5)	$(9)
Estimated Suspended Passive Activity Losses per Unit (6)	$888
Estimated Tax Benefit From Suspended Passive Activity Losses at 28% per Unit (6)	$249
Estimated Termination Benefit After Taxes and Tax Benefit of Suspended Passive Activity Losses per Unit (7)	$240

_________________

(1)	All numbers other than Unit numbers are rounded to the nearest thousand. All per Unit numbers are rounded to the nearest dollar.
(2)	Except for Broadway Apartments Limited Partnership, all apartment complexes or interests in Local Limited Partnerships have been sold.
(3)	As of June 30, 2013, unaudited.
(4)	Tax benefit from the payment (to the extent of available cash) of deductible expenses included in Current Payables to Affiliates and Accounts Payable, Estimated Termination Expenses, and Estimated Solicitation/Communication Expenses calculated utilizing a 28% tax rate.
(5)	These estimates rely on numerous assumptions, including that Limited Partners acquired their Units during the original offering period. Tax rates utilized are 15% for Section 1231 gain, 25% for Section 1250 gain, and 28% for ordinary income. Results would differ for Limited Partners subject to different tax rates, as discussed below. Congress is considering various proposals that could amend the current tax rates.
(6)	These estimates assume that Limited Partners have held their Units since the initial offering of the Units by the Partnership, and that Limited Partners would be taxed at the maximum capital gains rate for this type of investment of 25% and at an ordinary income rate of 28%. Assuming that Limited Partners have held their Units since the initial offering by the Partnership, that the Partnership’s passive activity losses have not been used by the Limited Partners (which may not be the case because, among other things, the Partnership has already disposed of all other investments), the MGP estimates that Limited Partners who are individuals would have previously suspended passive activity losses of $888 per Unit since commencement of the Partnership to offset income and gain. Each Limited Partner is urged to consult with the Limited Partner’s tax advisors to determine the amount of distributions, if any, such Limited Partner would receive based upon these estimations after taxes and the amount of suspended passive activity losses that such Limited Partner would free up upon Termination.
(7)	To the extent not already used to offset other passive activity gains, upon completion of the Termination, suspended passive activity losses from the Units may be used to offset other ordinary gains. Please consult your tax advisor for the specific treatment of any suspended passive activity losses in excess of the tax gain/income recognized from Termination.

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The Partnership LPA provides that sale proceeds received by the Partnership on a sale of the Broadway LP Interest be used in the following order: to pay Partnership expenses in connection with the sale; and to pay the debts and obligations of the Partnership. Any amount remaining after such uses would be allocated to the Limited Partners (as a group) until they have received a return of their previously unreturned capital contributions and a return thereon, and thereafter between the Limited Partners (as a group) and the MGP in the 90% / 10% sharing ratio set forth in the Partnership LPA. As of June 30, 2013, the Partnership has liabilities due to the MGP and its affiliates on its books (consisting of advances for Partnership expenses) in the aggregate of approximately $7,000, liabilities due to the MGP and its affiliates not carried on its books of approximately $2,354,000 (consisting of advances to the Partnership used by the Partnership to provide financial support to five of the Local Limited Partnerships and to pay Partnership-level expenses), and Partnership reserves of approximately $126,000. The Partnership LPA states that the MGP is entitled to an annual Asset Management Fee in connection with the administration of the affairs of the Partnership. Any unpaid Asset Management Fee accrues and is paid in subsequent years.

The Broadway Apartments limited partnership agreement provides that sale proceeds received by Broadway Apartments on a sale of the Property be used in the following order: to pay Broadway Apartments expenses in connection with the sale; and to pay the debts and obligations of Broadway Apartments. Any amount remaining after such uses would be allocated to the Partnership until it has received a return of its capital contribution, to the Broadway Apartments general partners until they have received a return of their capital contributions, and thereafter between the Partnership and the Broadway Apartments general partners in the 50% / 50% sharing ratio set forth in the Broadway Apartments limited partnership agreement. As of June 30, 2013, Broadway Apartments has liabilities due to its removed general partners of approximately $440,000, and liabilities due to the Partnership of approximately $172,000.

The net sales proceeds to the Partnership from the proposed sale of the Broadway LP Interest would not be adequate to pay the liabilities due to the MGP. The MGP intends to use all of the Partnership’s net sales proceeds to pay the costs of its winding up, dissolution and Termination, and to use any remainder to pay the Partnership’s liabilities to the MGP, including those not carried on the Partnership’s book. Accordingly, it is anticipated that the Limited Partners will not receive any distributions from a sale under the Proposal. Based on the calculations of the MGP, the Broadway LP Interest would have to be sold for $2,255,000 in order to make available the first dollar of distributions to the Limited Partners:

Partnership	As of June 30, 2013
Cash and other assets	$126,000
Liabilities carried on books	$(7,000)
Liabilities not carried on books	$(2,354,000)
Estimated sale and liquidation expenses	$(20,000)
Net	$(2,255,000)

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Based on the calculations of the MGP, the Property would have to be sold for $4,268,000 in order to provide $2,255,000 to the Partnership:

Broadway Apartments (1)	As of June 30, 2013
Hypothetical purchase price	$4,268,000
Operating cash less operating cash liabilities	$43,000
Mortgages	$(1,211,000)
Loans payable to SRC	$(578,000)
Estimated sale expenses (2)	$(213,000)
Distribution to Broadway Apartments general partners	$(54,000)
Distribution and loans payable to Partnership	$(2,255,000)
Balance	-

(1)	Excludes approximately $440,000 in liabilities owed to the removed general partner.
(2)	Calculated at 5% of the hypothetical purchase price.

The MGP estimates that the gain and loss allocated to the Limited Partners on a sale of the Partnership’s interest in Broadway Apartments for $30,000 and the Termination would be in the net amount of approximately $35 per Unit, all of which would constitute Section 1250 gain from the sale. Under current law, for 2013 ordinary income (loss) is taxed (deducted) at a maximum rate of 39.6%. Also for 2013, there is an Unearned Income Medicare Contribution Tax of 3.8% that applies to net investment income for taxpayers whose modified adjusted gross income exceeds $200,000 (for single filers) and $250,000 (for married filing jointly). Section 1250 gain is taxed at a maximum rate of 25%, and capital loss is deductible to the extent of capital gain plus $3,000 per year, except that net capital loss may be recharacterized under Section 1231 of the Internal Revenue Code as ordinary loss. California taxes income at a maximum rate of 9.3%. Different federal and California rates apply for taxpayers which are not natural persons. Assuming that Limited Partners have held their Units since the initial placement of Units by the Partnership, and that the Partnership’s passive activity losses have not been used by the Limited Partners to offset any previous passive activity income/gain (which may not be the case, as the Partnership has previously disposed of interests in all other Local Limited Partnerships, or all other Local Limited Partnerships have previously disposed of their apartment communities, in taxable transactions), the MGP estimates that individual Limited Partners would have previously suspended passive activity losses of approximately $888 per Unit to offset income and gain. Each Limited Partner is urged to consult with the Limited Partner’s tax advisors to determine the amount of suspended passive activity losses that such Limited Partner would free up upon sale of the Broadway LP Interest and the Termination of the Partnership. The MGP has not obtained any opinion of tax counsel in this regard. Limited Partners should also consider the impact of state income taxes with their advisors, including the laws of states other than California.

The foregoing information is presented solely for the purpose of evaluating the Proposal. All amounts (other than the gross sales price) are estimates only. All computations are based upon assumptions which may or may not prove to be accurate and should not be relied upon to indicate the actual results which may be attained. Assumptions include the date of sale of the Broadway LP Interest, the Termination date of the Partnership, and the results of Broadway Apartments and Partnership operations through such dates.

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CONTINGENCIES

Contingencies to the consummation of the proposed sale of the Broadway LP Interest include the consent of the Limited Partners, the consent of NMMFA under the Extended Low Income Housing Commitment and its mortgage loan, the consent of U.S. Bank National Association under its mortgage loan, and the completion of the sale by the LP Purchaser. The purchase transaction has not been reduced to a writing, and it is possible that the LP Purchaser might not complete the sale for one or more reasons, including declines in the local or broader economies. If the LP Purchaser completes the sale, it will do so from cash on hand.

If the contingencies described above are satisfied, the MGP anticipates that the LP Purchaser would proceed with the sale as discussed herein. The preliminary closing date for the transaction is no later than December 31, 2013. Upon the closing, individual Limited Partners would be entitled to use their unused passive losses as discussed herein. Of course, there can be no absolute guarantee in this regard.

The MGP will consider approval of the Proposal to be effective for a maximum period of two years following the Action Date (as defined under “Voting Rights and Procedures” below).

If the Proposal is not approved, Broadway Apartments would continue to own and operate the Property for the foreseeable future, and the MGP would attempt to locate another buyer for the Broadway LP Interest or of the Property for any consideration, including nominal consideration. The MGP would consider such a sale to be made in connection with the ordinary liquidation of the Partnership and would not seek Limited Partner consent thereto under the Partnership LPA.

VOTING RIGHTS AND PROCEDURES

The only outstanding voting security of the Partnership is the Units. The Units are not publicly traded and there is no established trading market for the Units.

All Limited Partners as of October 25, 2013 (the “Record Date”) are entitled to notice of and to vote on the Proposal. As of July 17, 2013 , there were 17,941.5 Units outstanding and 865 Limited Partners or assignees entitled to vote such Units. The Proposal will require the favorable vote of a majority-in-interest of the Limited Partners.

As of the Record Date, one person was known by the Partnership to be the beneficial owner of 4,560 of the Units (25.41% of the outstanding Units), and another person was known by the Partnership to be the beneficial owner of 1,068 of the Units (5.95% of the outstanding Units). No other person or group of related persons was known by the Partnership to be the beneficial owner of more than 5% of the Units. Neither the MGP, nor any of its affiliates, own any of the Units. There were no transactions in the Units of which the Partnership is aware during the preceding 60 days.

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No meeting will be held with regard to the Proposal or the solicitation of the Limited Partners. Voting may be accomplished by any one of the following methods (each a “Consent”):

1.	Mark, date and sign the enclosed Consent Card and mail it in the enclosed postage paid envelope to:

Publicease

500 Perimeter Drive, Suite D

Morrisville, NC 27560

2.	Mark, date, sign and fax the enclosed Consent Card to Publicease at 202-521-3464.

3.	Using the Internet, log on to https://www.iproxydirect.com/NF53 and follow the instructions to create an electronic voting instruction form.

Only Consents received prior to the close of business on the date (the “Action Date”) which is the earlier of: (1) the date on which the Partnership receives approval and/or disapproval of the Proposal from a majority-in-interest of the Limited Partners, or (2) December 16, 2013 (unless such latter date is extended by the MGP), will be counted. However, Limited Partners are urged to return their Consents at the earliest practicable date.

The Partnership’s name is WNC Housing Tax Credit Fund V, L.P., Series 3, and the general partner’s name is WNC & Associates, Inc. The offices of the Partnership and the MGP are located at 17782 Sky Park Circle, Irvine, California 92614, and the telephone number is (714) 662-5565.

If a Limited Partner has delivered a Consent to the Partnership, the Limited Partner may revoke such Consent no later than the close of business on the date immediately preceding the Action Date. As of the Action Date, the Proposal will either be approved or disapproved. The only method for revoking a Consent is by the delivery to the Partnership prior to the Action Date of a written instrument executed by the Limited Partner who executed the Consent stating that the Consent previously executed and delivered is thereby revoked. Other than the substance of the revocation so described, no specific form is required for such revocation. An instrument of revocation will be effective only upon its actual receipt by the Partnership prior to the Action Date at the Partnership’s offices.

Under California law, there are no rights of dissenters or appraisal rights with regard to the Proposal.

This solicitation is being made by the Partnership and the MGP. The cost of this solicitation of Consents is being borne by the Partnership. Such solicitation is being made by mail and, in addition, may be made by officers and other employees of the MGP, by telephone or email. No person is being employed, retained or compensated to make solicitations or recommendations in connection with the transaction.

This Consent Solicitation Statement has been filed with the Securities and Exchange Commission. However, the Proposal has not been approved or disapproved by the SEC nor has the SEC passed upon the fairness or merits of the Proposal nor upon the accuracy or adequacy of the information included herein. Any representation to the contrary is unlawful. This Consent Solicitation Statement and the enclosed form of Action By Written Consent of Limited Partners were first sent to the Limited Partners on or about November 1, 2013.

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SUMMARY OF THE PARTNERSHIP LPA

The Partnership LPA is the governing instrument establishing the Partnership’s right under the laws of the State of California to operate as a limited partnership, and contains the rules under which the Partnership is operated. The Partnership LPA is its Agreement of Limited Partnership dated as of March 28, 1995, among the MGP and the Limited Partners. The following is a description of the material provisions of the Partnership LPA.

Management and Control

WNC & Associates, Inc. is the general partner of the Partnership and has the exclusive management and control of all aspects of the business of the Partnership. The Partnership LPA imposes a variety of restrictions on the MGP’s authority in governing the Partnership’s operations, including limits on transactions between the MGP and its affiliates and the Partnership, limits on Partnership borrowing, and limits on Partnership investments and reinvestments. Additionally, the voting rights granted to the Limited Partners discussed below may restrict the MGP’s authority.

The MGP may not voluntarily withdraw from the Partnership without the approval of Limited Partners holding more than 50% of the total outstanding Units entitled to vote. The MGP may be removed upon a vote of Limited Partners owning more than 50% of the total outstanding Units entitled to vote.

Liability of Limited Partners

A Limited Partner is not permitted to take any part in the management or control of the business of the Partnership and may not be required to contribute additional capital at any time. A Limited Partner is not liable for Partnership obligations in excess of the Limited Partner’s unreturned capital contribution and share of undistributed profits.

Status of Units

Each Unit was issued as fully paid and non-assessable and all Units have equal voting and other rights.

Voting Rights of Limited Partners

In any vote of the Limited Partners, each Limited Partner will be entitled to cast one vote for each Unit which such Limited Partner owns as of the date designated as the record date for such vote. The Limited Partners have the right, by vote of Limited Partners owning more than 50% of the total outstanding Units, to vote upon: (i) amendment of the Partnership LPA, subject to the limitations described in the following paragraph; (ii) dissolution of the Partnership; (iii) removal and replacement of the MGP; or (iv) the sale of all or substantially all of the assets of the Partnership in a single transaction, other than in connection with the liquidation of the Partnership.

The Limited Partners may not amend the Partnership LPA in any manner that (i) allows the Limited Partners to take any action which would constitute their participation in the control of the Partnership’s business within the meaning of California law; (ii) otherwise causes a loss of the Limited Partners’ limited liability; or (iii) without the Consent of the MGP, alters the rights, power, duties or compensation of the MGP or its interest in Partnership profits, losses, tax credits, or distributions.

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Meetings

The MGP may at any time call a meeting of the Limited Partners or a vote of the Limited Partners without a meeting, on matters on which they are entitled to vote, and shall call such meeting or for a vote without a meeting following receipt of a written request therefore of Limited Partners holding 10% or more of the total outstanding Units.

Books of Account and Records; Reports

The MGP is responsible for keeping books of account and records of the Partnership reflecting all of the contributions to the capital of the Partnership and all of the expenses and transactions of the Partnership. The MGP is responsible for preparing and filing quarterly and annual financial statements and reports for the Partnership, and for preparing and filing Partnership information income tax returns.

Under the Partnership LPA, books of account and records include the following: (i) a current list of the full name and last known business or residence address of each Limited Partner set forth in alphabetical order together with the capital contribution and the share in profits and losses of each Limited Partner; (ii) a copy of the Certificate of Limited Partnership and all amendments thereto; (iii) copies of the Partnership’s Federal, state and local income tax information returns and reports, if any, for the six most recent taxable years; (iv) copies of the original of the Partnership LPA and all amendments; (v) financial statements of the Partnership for the six most recent fiscal years; and (vi) the Partnership’s books and records for at least the current and past three fiscal years.

Such records are kept at the principal place of business of the Partnership in the State of California, and each Limited Partner and the Limited Partner’s authorized representatives have, upon reasonable request and during normal business hours, the right to inspect and copy at their expense such records. Upon the request of a Limited Partner, the MGP shall promptly deliver to such Limited Partner at the expense of the Partnership a copy of the information described in (i), (ii), (iii) or (iv) above.

Allocations and Distributions

The Partnership LPA includes terms providing for the allocation of income, losses, tax credits and distributions of the Partnership.

Transferability of Units

The Partnership may charge a reasonable transfer fee for processing requests for transfer of Units. The effectiveness of any proposed transfer of Units or an interest in Units may be denied or deferred by the MGP as necessary, in the opinion of counsel, to avoid the termination of the Partnership within the meaning of Section 708 of the Internal Revenue Code, or classification of the Partnership as a publicly-traded partnership or as an association taxable as a corporation. In addition, no transfers may be made to tax-exempt or foreign entities.

Term and Dissolution

The Partnership was formed on April 4, 1995 and will continue until the earlier of (i) the liquidation of all of its assets; (ii) an event of withdrawal shall occur as to the MGP; (iii) the Limited Partners vote to dissolve the Partnership by majority vote; or (iv) December 31, 2050.

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Indemnification of the MGP

The Partnership LPA provides that neither the MGP nor any affiliate shall have any liability to the Partnership or to any partner for any loss suffered by the Partnership which arises out of any action or inaction of the MGP or affiliate if such person, in good faith, determined that such course of conduct was in the best interest of the Partnership and such course of conduct did not constitute negligence or misconduct. The Partnership LPA also provides that the Partnership will indemnify the MGP and its affiliates against any losses, judgments, liabilities, expenses and amounts paid in settlement of any claims sustained by them when acting on behalf of, or performing services for, the Partnership, provided that the same were not the result of negligence or misconduct by such person and such person determined in good faith that its conduct was in the best interest of the Partnership.

Fiduciary Duty

The MGP has fiduciary responsibility for the safekeeping and use of all assets of the Partnership and may not contract away its fiduciary duty.

FINANCIAL INFORMATION

Pursuant to regulatory requirements, this Consent Solicitation Statement must include certain financial and other information, which was also included in the Partnership’s Annual Report on Form 10-K for the fiscal year ended March 31, 2013, and the Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 2013. Included in Annex A hereto is the following information as of the respective dates indicated in Annex A: (i) management’s discussion and analysis of financial condition and results of operations; and (ii) financial statements and schedules. Included in Annex B hereto is the following information as of the respective dates indicated in Annex B: (i) financial statements; and (ii) management’s discussion and analysis of financial condition and results of operations.

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Selected Financial Data

The Partnership’s fiscal year end is March 31. The information set forth below presents selected financial data of the Partnership for each of the last five years in the period ended March 31, 2013. The information presented in the tables should be read in conjunction with the Partnership’s financial statements and the related notes included in the Annexes.

	March 31, 2013	March 31, 2012	March 31, 2011	March 31, 2010	March 31, 2009
BALANCE SHEET

ASSETS
Cash	$359,455	$11,489	$27,292	$12,762	$9,498
Investments in Local Limited Partnerships, net	-	-	-	-	-
Other Assets	7,520	2,100	4,857	-	-

LIABILITIES
Accrued expenses	$665	$-	$-	$-	$4,000
Accrued fees and expenses due to MGP and affiliates	495,501	560,653	731,192	707,256	648,548
Prepaid disposition proceeds	280,000	-	-	-	-

PARTNERS’ DEFICIT	$(409,191)	$(547,064)	$(699,043)	$(694,494)	$(643,050)
The book value per Unit was as follows:
	$(22.80)	$(30.39)	$(38.84)	$(38.58)	$(35.73)

	For the Years Ended March 31,
	2013	2012	2011	2010	2009
OPERATIONS
Loss from operations	$(31,716)	$(169,064)	$(281,208)	$(198,808)	$(1,532,255)
Equity in losses of Local Limited Partnerships	-	-	-	-	(903)
Gain (loss) on sale of Local Limited Partnerships	169,552	73,997	-	(5,724)	-
Interest income	37	7	4	4	23
Net income (loss)	137,873	(95,060)	(281,204)	(204,528)	(1,533,135)

Net income (loss) allocated to:
MGP	1,379	(950)	(2,812)	(2,045)	(15,331)
Limited Partners	136,494	(94,110)	(278,392)	(202,483)	(1,517,804)
Net income (loss) per Unit	7.61	(5.23)	(15.47)	(11.25)	(84.32)
Outstanding weighted Units	17,946	18,000	18,000	18,000	18,000

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The Partnership does not have “fixed charges” within the meaning of Item 503(d) of SEC Regulation S-K. Accordingly, no ratio of earnings to fixed charges is presented herein.

MANAGEMENT

The MGP is a California corporation. Since its formation in 1971, the principal business of the MGP has been providing investments in affordable housing. The directors of the MGP are Wilfred N. Cooper, Sr., Wilfred N. Cooper, Jr., Kay L. Cooper and Jennifer E. Cooper. The executive officers of the MGP are set forth in the chart that follows. The business address of each such person is 17782 Sky Park Circle, Irvine, CA 92614, and the business telephone number of each such person is 1-714-662-5565. Each director and executive officer of the MGP is a citizen of the United States. Neither the Partnership, the MGP, nor any director or executive officer of the MGP, has been convicted in a criminal proceeding (excluding traffic violations or similar misdemeanor) during the past five years. Neither the Partnership, the MGP, nor any director or executive officer of the MGP has been a party to any judicial or administrative proceeding during the past five years that resulted in a judgment, decree or final order enjoining the person from future violations of, or prohibiting activities subject to, federal or state securities laws, or a finding of any violation of federal or state securities laws.

Wilfred N. Cooper, Sr.	Chairman
Wilfred N. Cooper, Jr.	President, Chief Executive Officer and Secretary
Michael J. Gaber	Executive Vice President and Chief Operating Officer
David N. Shafer, Esq.	Executive Vice President
Melanie R. Wenk, CPA	Vice President – Chief Financial Officer
Darrick Metz	Senior Vice President – Originations
Christine A. Cormier	Senior Vice President – Investor Relations
Kelly Henderson	Senior Vice President – Legal Affairs
Anand Kannan	Senior Vice President – Development
Gregory S. Hand	Senior Vice President – Underwriting
Anil Advani	Senior Vice President – Private Label Funds

Wilfred N. Cooper, Sr. is the founder and Chairman of the Board of Directors of WNC & Associates, Inc., a Director of WNC Capital Corporation, and a general partner in some of the partnerships previously sponsored by WNC & Associates, Inc. Mr. Cooper has been actively involved in the affordable housing industry since 1968. Previously, during 1970 and 1971, he was founder and a principal of Creative Equity Development Corporation, a predecessor of WNC & Associates, Inc., and of Creative Equity Corporation, a real estate investment firm.

Wilfred N. Cooper, Jr. (“MGP President”) is President, Chief Executive Officer, Secretary, a Director, and a member of the Investment Committee, of WNC & Associates, Inc. He is President and a Director of, and a registered principal with, WNC Capital Corporation. He has been involved in real estate investment and acquisition activities since 1988 when he joined WNC & Associates, Inc.

Michael J. Gaber is an Executive Vice President, Chief Operating Officer, chair of the Investment Committee, and oversees the Property Acquisition and Investment Management groups, of WNC & Associates, Inc. Mr. Gaber has been involved in real estate acquisition, valuation and investment activities since 1989 and has been associated with WNC & Associates, Inc. since 1997. Prior to joining WNC & Associates, Inc., he was involved in the valuation and classification of major assets, restructuring of debt and analysis of real estate taxes with a large financial institution.

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David N. Shafer is an Executive Vice President, a member of the Investment Committee, and oversees the New Markets Tax Credit group, of WNC & Associates, Inc. He is also a registered representative with WNC Capital Corporation. Mr. Shafer has been active in the real estate industry since 1984. Before joining WNC & Associates, Inc. in 1990, he was engaged as an attorney in the private practice of law with a specialty in real estate and taxation.

Melanie R. Wenk is Vice President – Chief Financial Officer of WNC & Associates, Inc. She oversees WNC’s corporate and partnership accounting group, which is responsible for SEC reporting and New Markets Tax Credit compliance. Prior to joining WNC in 2003, Ms. Wenk was associated as a public accountant.

Darrick Metz is Senior Vice President – Originations of WNC & Associates, Inc. He has been involved in multifamily property underwriting, acquisition and investment activities since 1991. Prior to joining WNC in 1999, he was employed by a Minnesota development company specializing in tax credit and market rate multifamily projects.

Christine A. Cormier is Senior Vice President – Investor Relations of WNC & Associates, Inc. and oversees multi-investor fund equity raising and closings as well as the marketing group. She is a registered representative with WNC Capital Corporation. Ms. Cormier has been active in the real estate industry since 1985. Prior to joining WNC in 2008, Ms. Cormier was with another major tax credit syndicator for over 12 years where she was the Managing Director of investor relations.

Kelly Henderson is Senior Vice President – Legal Affairs of WNC & Associates, Inc. She is responsible for structuring local limited partnership letters of understanding and local limited partnership agreements, coordinating closings with outside counsel and reviewing local limited partnership loan documents. Prior to joining WNC in 2006, she was Vice President – Acquisitions and Senior Counsel with a national tax credit syndicator.

Anand Kannan is Senior Vice President – Development of WNC & Associates, Inc. and leads the preservation and development teams for Community Preservation Partners, LLC. Prior to joining WNC in 2011, Mr. Kannan served as Associate Director at Vitus Group (previously Pacific Housing Advisors, Inc.), where he developed or consulted on affordable housing projects across the country.

Gregory S. Hand is Senior Vice President – Underwriting of WNC & Associates, Inc. and oversees its property underwriting activities. Mr. Hand has been involved in real estate analysis, development and management since 1987. Prior to joining WNC in 1998, he was a portfolio asset manager with a national tax credit sponsor with responsibility for the management of $200 million in assets.

Anil Advani is Senior Vice President – Private Label Funds of WNC & Associates, Inc. He oversees all activities pertaining to private label funds, including structuring, originations, underwriting and acquisitions. Mr. Advani has 16 years of experience in affordable housing. Prior to joining WNC in 2011 and rejoining WNC in 2013, he worked for major tax credit syndicators where he was involved in the originations, structuring, and placement to institutional investors of local limited partnership investments. Prior to that, he was associated with a major accounting firm performing due diligence reviews of tax credit investments on behalf of institutional investors.

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Kay L. Cooper is a Director of WNC & Associates, Inc. and has not otherwise been engaged in business activities during the previous five years.

Jennifer E. Cooper is a Director of WNC & Associates, Inc. and has not otherwise been engaged in business activities during the previous five years.

The MGP and its affiliates are entitled under the Partnership LPA to certain compensation and other economic benefits, as summarized below.

Compensation for Services. For services rendered by the MGP or an affiliate of the MGP in connection with the administration of the affairs of the Partnership, the MGP or any such affiliate may receive an annual asset management fee equal to the greater of (i) $2,000 for each apartment complex invested in by the Partnership, or (ii) 0.275% of the gross proceeds from the sale of Units. In either case, the fee will be decreased or increased annually based on changes to the Consumer Price Index. However, in no event will the maximum amount exceed 0.2% of the Partnership’s “Invested Assets” in the Local Limited Partnerships, which includes the Partnership’s cash investment plus its allocable share of the mortgages. The asset management fee is payable with respect to the previous calendar quarter on the first day of each calendar quarter during the year. Accrued but unpaid asset management fees for any year are deferred without interest and are payable in subsequent years from any funds available to the Partnership after payment of all other costs and expenses of the Partnership, including any capital reserves then determined by the MGP to no longer be necessary to be retained by the Partnership, or from the proceeds of a sale or refinancing of Partnership assets. Asset management fees of approximately $26,000 and $39,000 were incurred during the years ended March 31, 2013 and 2012, respectively. The Partnership paid approximately $82,000 and $10,000 of accrued fees during the years ended March 31, 2013 and 2012, respectively.

Operating Expenses. Reimbursement to the MGP or an affiliate of operating cash expenses is subject to specific restrictions in the Partnership LPA. The unpaid operating expenses reimbursable to the MGP or affiliates were approximately $0 and $10,000 for the years ended March 31, 2013 and 2012, respectively. The Partnership reimbursed operating expenses of approximately $112,000 and $112,000 during the years ended March 31, 2013 and 2012, respectively.

Interest in Partnership. The MGP receives 1% of the Partnership’s operating income or losses, gain or loss from the sale of property and operating cash distributions. There were no distributions of operating cash to the MGP during the years ended March 31, 2013 and 2012. The MGP has an interest in sale or refinancing proceeds as follows: after the Limited Partners have received a return of their capital, and a return thereon, the MGP may receive an amount equal to its capital contribution, less any prior distribution of such proceeds, and then the MGP may receive 10% and the Limited Partners 90% of any remaining proceeds. There were no such distributions during the years ended March 31, 2013 and 2012.

PURCHASER

Under the Proposal, the Broadway LP Interest would be sold to WNC Investment Partners, LLC (the “LP Purchaser”), and the Broadway GP Interest would be sold to WNC Community Preservation Partners, LLC (the “GP Purchaser”). The business address of each such person is 17782 Sky Park Circle, Irvine, CA 92614, and the business telephone number of each such person is 1-714-662-5565. The manager of the LP Purchaser is Wilfred Cooper, Jr., and the manager of the GP Purchaser is WNC Development Partners, LLC, the manager of which is Wilfred Cooper, Jr. For information regarding Mr. Cooper, please see “MANAGEMENT” above.

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The principal business of the GP Purchaser is to acquire, develop, and rehabilitate low income housing developments. The majority of these developments have involved the preservation of at-risk affordable housing, including those invested in by investment partnerships sponsored by the MGP. The principal business of the LP Purchaser, formed in 2013, is to act as a holding vehicle for interests in local limited partnerships to be disposed of by investment funds sponsored by the MGP. The primary focus of the LP Purchaser is on local limited partnerships that have completed their respective low income housing tax credit cycles, as to which no other buyer is readily available and which constitute the last investment(s) of an investment fund. Through the acquisition of such last investment(s), the LP Purchaser assists the investment fund in its liquidation and termination, See “SPECIAL FACTORS.” In the two years of the Partnership ended September 30, 2013 and 2012, neither the LP Purchaser nor the GP Purchaser has entered into any negotiations, contracts or transaction with the Partnership.

Neither the LP Purchaser nor the GP Purchaser has been convicted in a criminal proceeding (excluding traffic violations or similar misdemeanor) during the past five years. Neither the LP Purchaser nor the GP Purchaser has been a party to any judicial or administrative proceeding during the past five years that resulted in a judgment, decree or final order enjoining the person from future violations of, or prohibiting activities subject to, federal or state securities laws, or a finding of any violation of federal or state securities laws.

OTHER MATTERS

The Partnership is subject to the informational requirements of the Securities Exchange Act of 1934, as amended and, in accordance therewith, files reports, statements and other information with the Securities and Exchange Commission. Such reports, statements and other information can be inspected and copied at the public reference facilities maintained by the Securities and Exchange Commission at 100 F Street, NE, Washington, D.C., 20549, at prescribed rates. Such materials may also be accessed on the Internet through the SEC’s address at http://www.sec.gov, and are available in paper form to Limited Partners without charge upon written request to Investor Services, 17782 Sky Park Circle, Irvine, California 92614.

In connection with the winding up, dissolution and termination of the Partnership, the MGP shall cause to be executed and timely filed (i) with the California Secretary of State, a Certificate of Cancellation canceling the Partnership’s Certificate of Limited Partnership; (ii) with the Internal Revenue Service, all returns, reports, documents, certificates and other information required under the Internal Revenue Code of 1986, as amended, or applicable Treasury Department rules or regulations; (iii) with the appropriate authorities in any other tax jurisdiction, all returns, reports, documents, certificates and other information required under the laws of such jurisdictions; (iv) with the Securities and Exchange Commission, any reports required under the Securities Exchange Act of 1934, as amended, including a Form 15 terminating the registration of the Partnership under the Exchange Act; and (v) all reports required to be delivered to the Limited Partners in accordance with the Partnership Agreement.

No persons have been authorized to give any information or to make any representations other than as contained in this Consent Solicitation Statement in connection with the Proposal and, if given or made, such information or representations must not be relied upon as having been authorized by the Partnership. This Consent Solicitation Statement does not constitute the solicitation of a consent by anyone in any jurisdiction in which such solicitation is not authorized or in which the person making such solicitation is not qualified to do so or to any person to whom it is unlawful to make such solicitation. The delivery of this Consent Solicitation Statement shall not under any circumstances create an implication that there has been any change in the affairs of the Partnership since the date hereof or that the information herein is correct as of any time subsequent to its date.

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ANNEX A - ANNUAL FINANCIAL INFORMATION

Management’s Discussion and Analysis
of Financial Condition and Results of Operations

Forward Looking Statements

With the exception of the discussion regarding historical information, this “Management’s Discussion and Analysis of Financial Condition and Results of Operations” contains forward looking statements. Such statements are based on current expectations subject to uncertainties and other factors which may involve known and unknown risks that could cause actual results of operations to differ materially from those projected or implied. Further, certain forward-looking statements are based upon assumptions about future events which may not prove to be accurate.

Risks and uncertainties inherent in forward looking statements include, but are not limited to, the Partnership’s future cash flows and ability to obtain sufficient financing, level of operating expenses, conditions in the Low Income Housing Tax Credits property market and the economy in general, changes in law rules and regulations, and legal proceedings. Historical results are not necessarily indicative of the operating results for any future period.

Subsequent written and oral forward looking statements attributable to the Partnership or persons acting on its behalf are expressly qualified in their entirety by cautionary statements in this Consent Solicitation Statement and in reports filed with the SEC. The following discussion should be read in conjunction with the Financial Statements and the Notes thereto included in this Annex A.

Critical Accounting Policies and Certain Risks and Uncertainties

The Partnership believes that the following discussion addresses the Partnership’s most significant accounting policies, which are the most critical to aid in fully understanding and evaluating the Partnership’s reported financial results, and certain of the Partnership’s risks and uncertainties.

A - 1

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reporting period. Actual results could materially differ from those estimates.

Method of Accounting for Investments in Local Limited Partnerships

The Partnership accounts for its investments in Local Limited Partnerships using the equity method of accounting, whereby the Partnership adjusts its investment balance for its share of the Local Limited Partnerships’ results of operations and for any contributions made and distributions received. The Partnership reviews the carrying amount of an individual investment in a Local Limited Partnership for possible impairment at least annually or whenever events or changes in circumstances indicate that the carrying amount of such investment may not be recoverable. Recoverability of such investment is measured by the estimated value derived by management, generally consisting of the product of the remaining future Low Income Housing Tax Credits estimated to be allocable to the Partnership and the estimated residual value to the Partnership. If an investment is considered to be impaired, the Partnership reduces the carrying value of its investment in any such Local Limited Partnership. The accounting policies of the Local Limited Partnerships, generally, are expected to be consistent with those of the Partnership. Costs incurred by the Partnership in acquiring the investments are capitalized as part of the investment account and were being amortized over 27.5 years. (See Notes 2 and 3 to the financial statements.)

“Equity in losses of Local Limited Partnerships” for each year ended March 31 has been recorded by the Partnership based on the twelve months of reported results provided by the Local Limited Partnerships for each year ended December 31. Equity in losses from the Local Limited Partnerships allocated to the Partnership is not recognized to the extent that the investment balance would be adjusted below zero. If the Local Limited Partnerships report net income in future years, the Partnership will resume applying the equity method only after its share of such net income equals the share of net losses not recognized during the period(s) the equity method was suspended.

Distributions received from the Local Limited Partnerships are accounted for as a reduction of the investment balance. Distributions received after the investment has reached zero are recognized as distribution income.

In accordance with the accounting guidance for the consolidation of variable interest entities, the Partnership determines when it should include the assets, liabilities, and activities of a variable interest entity (VIE) in its financial statements, and when it should disclose information about its relationship with a VIE. The analysis that must be performed to determine which entity should consolidate a VIE focuses on control and economic factors. A VIE is a legal structure used to conduct activities or hold assets, which must be consolidated by a company if it is the primary beneficiary because it has (1) the power to direct the activities of the VIE that most significantly impact the VIE’s economic performance and (2) the obligation to absorb losses or receive benefits that could potentially be significant to the VIE. If multiple unrelated parties share such power, as defined, no party will be required to consolidate the VIE. Further, the guidance requires continual reconsideration of the primary beneficiary of a VIE.

Based on this guidance, the Local Limited Partnerships in which the Partnership invests meet the definition of a VIE because the owners of the equity at risk in these entities do not have the power to direct their operations. However, management does not consolidate the Partnership’s interests in these VIEs, as it is not considered to be the primary beneficiary since it does not have the power to direct the activities that are considered most significant to the economic performance of these entities. The Partnership currently records the amount of its investment in these Local Limited Partnerships as an asset on its balance sheets, recognizes its share of partnership income or losses in the statements of operations, and discloses how it accounts for material types of these investments in its financial statements. The Partnership’s balance in investment in Local Limited Partnerships, plus the risk of recapture of tax credits previously recognized on these investments, represents its maximum exposure to loss. The Partnership’s exposure to loss on these Local Limited Partnerships is mitigated by the condition and financial performance of the underlying Housing Complexes as well as the strength of the Local General Partners and their guarantee against credit recapture to the investors in the Partnership.

A - 2

Income Taxes

The Partnership has elected to be treated as a pass-through entity for income tax purposes and, as such, is not subject to income taxes. Rather, all items of taxable income, deductions and tax credits are passed through to and are reported by its owners on their respective income tax returns. The Partnership’s federal tax status as a pass-through entity is based on its legal status as a partnership. Accordingly, the Partnership is not required to take any tax positions in order to qualify as a pass-through entity. The Partnership is required to file and does file tax returns with the Internal Revenue Service and other taxing authorities. Accordingly, these financial statements do not reflect a provision for income taxes and the Partnership has no other tax positions which must be considered for disclosure .Income tax returns filed by the Partnership are subject to examination by the Internal Revenue Service for a period of three years. While no income tax returns are currently being examined by the Internal Revenue Service, tax years since 2009 remain open.

Impact of Recent Accounting Pronouncements

 In June 2009, the Financial Accounting Standards Board (“FASB”) issued an amendment to the accounting and disclosure requirements for the consolidation of variable interest entities (VIEs). The amended guidance modified the consolidation model to one based on control and economics, and replaced quantitative primary beneficiary analysis with a qualitative analysis. The primary beneficiary of a VIE will be the entity that has (1) the power to direct the activities of the VIE that most significantly impact the VIE’s economic performance and (2) the obligation to absorb losses or receive benefits that could potentially be significant to the VIE. If multiple unrelated parties share such power, as defined, no party will be required to consolidate the VIE. Further, the amended guidance requires continual reconsideration of the primary beneficiary of a VIE and adds an additional reconsideration event for determination of whether an entity is a VIE. Additionally, the amendment requires enhanced and expanded disclosures around VIEs. This amendment was effective for fiscal years beginning after November 15, 2009. The adoption of this guidance on April 1, 2010 did not have a material effect on the Partnership’s financial statements.

In May 2011, the FASB issued an update to existing guidance related to fair value measurements on how to measure fair value and what disclosures to provide about fair value measurements. For fair value measurements categorized as level 3, a reporting entity should disclose quantitative information of the unobservable inputs and assumptions, a description of the valuation processes and narrative description of the sensitivity of the fair value to changes in unobservable inputs. This update is effective for interim and annual periods beginning after December 15, 2011. The adoption of this update did not materially affect the Partnership’s financial statements.

Certain Risks and Uncertainties

All of the Low Income Housing Tax Credits anticipated to be realized from the Local Limited Partnerships have been realized. The Partnership does not anticipate being allocated any Low Income Housing Tax Credits from the Local Limited Partnerships in the future. Until all Local Limited Partnerships have completed the Compliance Period, risks exist for potential recapture of prior Low Income Housing Tax Credits.

To date, certain Local Limited Partnerships have incurred significant operating losses and have working capital deficiencies. In the event these Local Limited Partnerships continue to incur significant operating losses, additional capital contributions by the Partnership and/or the Local General Partners may be required to sustain the operations of such Local Limited Partnerships. If additional capital contributions are not made when they are required, the Partnership’s investment in certain of such Local Limited Partnerships could be lost, and the loss and recapture of the related Low Income Housing Tax Credits could occur.

Anticipated future and existing cash resources of the Partnership are not sufficient to pay existing liabilities of the Partnership. However, substantially all of the existing liabilities of the Partnership are payable to the General Partner and/or its affiliates. Though the amounts payable to the General Partner and/or its affiliates are contractually currently payable, the Partnership anticipates that the General Partner and/or its affiliates will not require the payment of these contractual obligations until capital reserves are in excess of the aggregate of then existing contractual obligations and then anticipated future foreseeable obligations of the Partnership. The Partnership would be adversely affected should the General Partner and/or its affiliates demand current payment of the existing contractual obligations and or suspend services for this or any other reason.

A - 3

Financial Condition

The Partnership’s assets at March 31, 2013 consisted of $359,000 in cash and $8,000 in other assets. Liabilities at March 31, 2013 consisted of $496,000 of accrued fees and expenses due to General Partner and affiliates, $1,000 in accrued expenses, and $280,000 in prepaid disposition proceeds.

Results of Operations

Year Ended March 31, 2013 Compared to Year Ended March 31, 2012 The Partnership’s net income for the year ended March 31, 2013 was $138,000, reflecting an increase of approximately $233,000 from the net loss experienced for the year ended March 31, 2012 of $(95,000). The increase in net income was due in part to a $96,000 increase in gain on sale of Local Limited Partnerships for the year ended March 31, 2013. The gain on sale in Local Limited Partnerships will vary from period to period depending on the values and sales prices of the Housing Complexes that have been identified for disposition and the closing dates of such transactions. There was also a decrease of $115,000 in write off of advances to Local Limited Partnerships. The advances and write offs vary from period to period based on the needs of the Local Limited Partnerships. There was a $13,000 decrease in asset management fees for the year ended March 31, 2013. The fees are calculated based on the value of invested assets which decreased due to the sales of Local Limited Partnerships. Additionally, there was a $3,000 decrease in legal and accounting fees for the year ended March 31, 2013 due to the timing of the accounting work performed. Reporting fees and distribution income decreased by $(4,000) and increased by $13,000, respectively, for the year ended March 31, 2013. Local Limited Partnerships pay the reporting fees and distribution income to the Partnership when the Local Limited Partnerships’ cash flow will allow for the payment.

Year Ended March 31, 2012 Compared to Year Ended March 31, 2011 The Partnership’s net loss for the year ended March 31, 2012 was $(95,000), reflecting a decrease of approximately $186,000 from the net loss experienced for the year ended March 31, 2011 of $(281,000). This was mainly due to a decrease in write off of advances to Local Limited Partnerships of $125,000 for the year ended March 31, 2012. The advances made to the troubled Local Limited Partnerships can vary each year depending on the operations of the individual Local Limited Partnerships. There was an $11,000 decrease in asset management fees for the year ended March 31, 2012. The fees are calculated based on the value of the invested assets, which decreased due to the sales of Local Limited Partnerships. Reporting fees and distribution income increased by $1,000 and decreased by $(21,000), respectively, for the year ended March 31, 2012. Local Limited Partnerships pay the reporting fees and distribution income to the Partnership when the Local Limited Partnerships’ cash flow will allow for the payment.

Liquidity and Capital Resources

Year Ended March 31, 2013 Compared to Year Ended March 31, 2012 The net increase in cash during the year ended March 31, 2013 was $348,000 compared to a $(16,000) decrease in cash for the year ended March 31, 2012. During the year ended March 31, 2013, the Partnership received $204,000 in disposition proceeds compared to $97,000 received during the year ended March 31, 2012. Also, during the year end March 31, 2013, the Partnership received a prepayment of $280,000 of sales proceeds related to the subsequent disposition of two Local Limited Partnerships. During the year ended March 31, 2012, the Partnership made advances that totaled $(115,000), to a Local Limited Partnership compared to no advances during the year ended March 31, 2013. During the year ended March 31, 2013 the Partnership paid the General Partner or an affiliate $174,000 in accrued asset management fees and reimbursements of operating expenses that were paid on the Partnership’s behalf compared to $122,000 paid during the year ended March 31, 2012. The amount paid varies depending on the cash that the Partnership collected throughout the period. Lastly, the Partnership had received $38,000 in cash for reporting fees and distribution income for the year ended March 31, 2013 compared to $29,000 received during the year ended March 31, 2012. As explained above the reporting fees and distribution income will vary year to year depending on the operations of the underlying Housing Complexes.

Year Ended March 31, 2012 Compared to Year Ended March 31, 2011 The net decrease in cash during the year ended March 31, 2012 was $(16,000) compared to a net increase in cash for the year ended March 31, 2011 of $15,000. During the year ended March 31, 2012, the Partnership made advances that totaled $(115,000), to a Local Limited Partnership compared to $(240,000) advanced during the year ended March 31, 2011. At the time the advances were needed the Partnership did not have sufficient cash to make the advances to the Local Limited Partnerships. Therefore, $115,000 and $240,000 of those advances were first advanced from the General Partner or an affiliate to the Partnership then the Partnership advanced the funds to the Local Limited Partnerships for the years ended March 31, 2012 and 2011, respectively. During the year ended March 31, 2012 the Partnership reimbursed the General Partner or an affiliate $(112,000) for operating expenses paid on its behalf compared to $(35,000) reimbursed during the year ended March 31, 2011. Lastly, the Partnership had received $29,000 in cash for reporting fees and distribution income for the year ended March 31, 2012 compared to $50,000 received during the year ended March 31, 2011. As explained above the reporting fees and distribution income will vary year to year depending on the operations of the underlying Housing Complexes.

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Accrued payables, which consist primarily of related party management fees due to the General Partner, increased (decreased) by approximately$(65,000), $(170,000), and $24,000, for the years ended March 31, 2013, 2012 and 2011, respectively. The General Partner does not anticipate that these accrued fees will be paid until such time as capital reserves are in excess of future foreseeable working capital requirements of the Partnership.

The Partnership currently has insufficient working capital to fund its operations. Associates has agreed to continue providing advances sufficient enough to fund the operations and working capital requirements of the Partnership through May 31, 2014.

Partnership’s Future Contractual Cash Obligations

The following table summarizes the Partnership’s future contractual cash obligations as of March 31, 2013:

	2014	2015	2016	2017	2018	Thereafter	Total

Asset management fees(1)	$502,101	$6,600	$6,600	$6,600	$6,600	$211,200	$739,701
Total contractual cash obligations	$502,101	$6,600	$6,600	$6,600	$6,600	$211,200	$739,701

(1)	Asset management fees are payable annually until termination of the Partnership, which is to occur no later than December 31, 2050. The estimate of the fees payable included herein assumes the retention of the Partnership’s interest in the remaining Housing Complexes until December 31, 2050. Amounts due to the General Partner as of March 31, 2013 have been included in the 2014 column. The General Partner does not anticipate that these fees will be paid until such time as capital reserves are in excess of the aggregate of the existing contractual obligations and the anticipated future foreseeable obligations of the Partnership.

For additional information regarding our asset management fees, see Note 3 to the financial statements included elsewhere herein.

Off-Balance Sheet Arrangements

The Partnership has no off-balance sheet arrangements.

Impact of Recent Accounting Pronouncements

See footnote 1 to the audited financial statements.

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Financial Statements and Supplementary Data

A - 6

Report of Independent Registered Public Accounting Firm

To the Partners

WNC Housing Tax Credit Fund V, L.P., Series 3

We have audited the accompanying balance sheet of WNC Housing Tax Credit Fund V, L.P., Series 3 as of March 31, 2013, and the related statements of operations, partners’ equity (deficit), and cash flows for the year then ended. WNC Housing Tax Credit Fund V, L.P., Series 3’s management is responsible for these financial statements. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. WNC Housing Tax Credit Fund V, L.P., Series 3 is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of WNC Housing Tax Credit Fund V, L.P., Series 3’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion,the financial statements referred to above present fairly, in all material respects, the financial position of WNC Housing Tax Credit Fund V, L.P., Series 3 as of March 31, 2013 and the results of its operations and its cash flows for the year then ended in conformity with accounting principles generally accepted in the United States of America.

Our audit was conducted for the purpose of forming an opinion on the basic financial statements taken as a whole. The schedule listed under Item 15(a)(2) in the index related to the year ended March 31, 2013 is presented for the purpose of complying with the Securities and Exchange Commission’s rules and is not part of the basic financial statements. This schedule has been subjected to the auditing procedures applied to the audit of the basic financial statements and, in our opinion, fairly states in all material respects the financial statement data required to be set forth therein in relation to the basic financial statements taken as a whole.

/s/ CohnReznick LLP

Bethesda, Maryland
May 14, 2013

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REPORT OF INDEPENDENT REGISTERED

PUBLIC ACCOUNTING FIRM

To the Partners

WNC Housing Tax Credit Fund V, L.P., Series 3

We have audited the accompanying balance sheet of WNC Housing Tax Credit Fund V, L.P., Series 3 (the Partnership) as of March 31, 2012, and the related statements of operations, partners’ equity (deficit) and cash flows for each of the years in the two-year period ended March 31, 2012. The Partnership’s management is responsible for these financial statements. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Partnership is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Partnership’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of WNC Housing Tax Credit Fund, V, L.P., Series 3 as of March 31, 2012, and the results of its operations and its cash flows for each of the years in the two-year period ended March 31, 2012, in conformity with accounting principles generally accepted in the United States of America.

Our audits were conducted for the purpose of forming an opinion on the basic financial statements taken as a whole. The schedules listed under Item 15(a)(2) in the index related to the years above are presented for the purpose of complying with the Securities and Exchange Commission’s rules and are not part of the basic financial statements. These schedules have been subjected to the auditing procedures applied to the audits of the basic financial statements and, in our opinion, fairly state in all material respects the financial statement data required to be set forth therein in relation to the basic financial statements taken as a whole.

/s/ Reznick Group, P.C.

Bethesda, Maryland
June 14, 2012

www.reznickgroup.com

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WNC HOUSING TAX CREDIT FUND V, L.P., SERIES 3

(A California Limited Partnership)

BALANCE SHEETS

	March 31,
	2013	2012
ASSETS
Cash	$359,455	$11,489
Investments in Local Limited Partnerships, net (Notes 2 and 3)	-	-
Other assets	7,520	2,100

Total Assets	$366,975	$13,589

LIABILITIES AND PARTNERS’ EQUITY (DEFICIT)

Liabilities:
Accrued fees and expenses due to General Partner and affiliates (Note 3)	$495,501	$560,653
Accrued expenses	665	-
Prepaid disposition proceeds	280,000	-

Total Liabilities	776,166	560,653

Partners’ equity (deficit)
General Partner	3,091,734	3,090,355
Limited Partners (25,000 Partnership Units authorized;17,946 and 18,000, respectively, Partnership Units issued and outstanding)	(3,500,925)	(3,637,419)

Total Partners’ Equity (Deficit)	(409,191)	(547,064)

Total Liabilities and Partners’ Equity (Deficit)	$366,975	$13,589

See accompanying notes to financial statements

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WNC HOUSING TAX CREDIT FUND V, L.P., SERIES 3

(A California Limited Partnership)

STATEMENTS OF OPERATIONS

	For the Years Ended March 31,
	2013	2012	2011

Reporting fees	$20,984	$24,991	$24,179
Distribution income	16,596	4,189	25,347

Total income	37,580	29,180	49,526

Operating expenses:
Asset management fees (Note 3)	25,743	38,880	49,500
Accounting and legal fees	28,937	32,028	31,923
Write off of advances to Local Limited Partnerships (Note 5)	-	115,247	240,254
Other	14,616	12,089	9,057

Total operating expenses	69,296	198,244	330,734

Loss from operations	(31,716)	(169,064)	(281,208)

Gain on sale of Local Limited Partnerships	169,552	73,997	-

Interest income	37	7	4

Net income (loss)	$137,873	$(95,060)	$(281,204)

Net income (loss) allocated to:
General Partner	$1,379	$(950)	$(2,812)
Limited Partners	$136,494	$(94,110)	$(278,392)

Net income(loss) per Partnership Unit	$7.61	$(5.23)	$(15.47)

Outstanding weighted Partnership Units	17,946	18,000	18,000

See accompanying notes to financial statements

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WNC HOUSING TAX CREDIT FUND V, L.P., SERIES 3

(A California Limited Partnership)

STATEMENTS OF PARTNERS’ EQUITY (DEFICIT)

For the Years Ended March 31, 2013, 2012 and 2011

	General Partner	Limited Partners	Total

Partners’ equity (deficit) at March 31, 2010	$2,570,423	$(3,264,917)	$(694,494)

Contributions (Note 6)	276,655	-	276,655

Net loss	(2,812)	(278,392)	(281,204)

Partners’ equity (deficit) at March 31, 2011	2,844,266	(3,543,309)	(699,043)

Contributions (Note 6)	247,039	-	247,039

Net loss	(950)	(94,110)	(95,060)

Partners’ equity (deficit) at March 31, 2012	3,090,355	(3,637,419)	(547,064)

Net income	1,379	136,494	137,873

Partners’ equity (deficit) at March 31, 2013	$3,091,734	$(3,500,925)	$(409,191)

See accompanying notes to financial statements

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WNC HOUSING TAX CREDIT FUND V, L.P., SERIES 3

(A California Limited Partnership)

STATEMENTS OF CASH FLOWS

	For The Years Ended March 31,
	2013	2012	2011

Cash flows from operating activities:
Net income (loss)	$137,873	$(95,060)	$(281,204)
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
Decrease in other assets	(59,598)	(20,237)	(4,857)
Increase in accrued expenses	665	-	-
Increase(decrease) in accrued fees and expenses due to General Partner and affiliates	(45,702)	76,500	300,591
Gain on sale of Local Limited Partnerships	(169,552)	(73,997)	-

Net cash provided by (used in) operating activities	(136,314)	(112,794)	14,530

Cash flows from investing activities:
Advances to Local Limited Partnerships	-	(115,247)	(240,254)
Write off of advances to Local Limited Partnerships	-	115,247	240,254
Prepaid disposition proceeds	280,000	-	-
Proceeds from sale of Local Limited Partnerships	204,280	96,991	-

Net cash provided by investing activities	484,280	96,991	-

Net increase (decrease) in cash	347,966	(15,803)	14,530

Cash, beginning of year	11,489	27,292	12,762

Cash, end of year	$359,455	$11,489	$27,292

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION

Taxes paid	$800	$800	$800

SIGNIFICANT NON-CASH INVESTING AND FINANCING ACTIVITIES
Advances made to the Partnership by the General Partner in prior years were converted to General Partner equity	$-	$247,039	$276,655

Gain on sale of Local Limited Partnerships was increased and accrued fees and expenses due to the General Partner and affiliates was decreased for sales proceeds paid directly to Associates.	$19,450	$-	$-

See accompanying notes to financial statements

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WNC HOUSING TAX CREDIT FUND V, L.P., SERIES 3

(A California Limited Partnership)

NOTES TO FINANCIAL STATEMENTS

For the Years Ended March 31, 2013, 2012 and 2011

NOTE 1 – ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Organization

WNC Housing Tax Credit Fund V, L.P., Series 3 (the “Partnership”) is a California limited partnership formed under the laws of the State of California on March 28, 1995, and commenced operations on October 24, 1995. The Partnership was formed to acquire limited partnership interests in other limited partnerships (“Local Limited Partnerships”) which own multi-family or senior housing complexes (“Housing Complexes”) that are eligible for Federal low income housing tax credits (“Low Income Housing Tax Credits”). The local general partners (the “Local General Partners”) of each Local Limited Partnership retain responsibility for maintaining, operating and managing the Housing Complex. Each Local Limited Partnership is governed by its agreement of limited partnership (the “Local Limited Partnership Agreement”).

The general partner of the Partnership is WNC & Associates, Inc. (the “General Partner” or “Associates”). The chairman and the president of Associates own all of the outstanding stock of Associates. The business of the Partnership is conducted primarily through the General Partner, as the Partnership has no employees of its own.

The Partnership shall continue in full force and effect until December 31, 2050 unless terminated prior to that date pursuant to the partnership agreement or law.

The financial statements include only activity relating to the business of the Partnership, and do not give effect to any assets that the partners may have outside of their interests in the Partnership, or to any obligations, including income taxes, of the partners.

The partnership agreement authorized the sale of up to 25,000 units of limited partnership interest (“Partnership Units”) at $1,000 per Partnership Unit. The offering of Partnership Units had concluded in January 1996, at which time 18,000 Partnership Units representing subscriptions in the amount of $17,558,985, net of $441,015 of discounts for volume purchases, had been accepted. The General Partner has a 1% interest in operating profits and losses, taxable income and losses, cash available for distribution from the Partnership and Low Income Housing Tax Credits of the Partnership. The investors (the “Limited Partners”) in the Partnership will be allocated the remaining 99% of these items in proportion to their respective investments.

The proceeds from the disposition of any of the Housing Complexes will be used first to pay debts and other obligations per the respective Local Limited Partnership Agreement. Any remaining proceeds will then be paid to the partners of the Local Limited Partnership, including the Partnership, in accordance with the terms of the particular Local Limited Partnership Agreement. The sale of a Housing Complex may be subject to other restrictions and obligations. Accordingly, there can be no assurance that a Local Limited Partnership will be able to sell its Housing Complex. Even if it does so, there can be no assurance that any significant amounts of cash will be distributed to the Partnership. Should such distributions occur, the Limited Partners will be entitled to receive distributions from the proceeds remaining after payment of Partnership obligations and funding reserves, equal to their capital contributions and their return on investment (as defined in the Partnership Agreement). The General Partner would then be entitled to receive proceeds equal to their capital contributions from the remainder. Any additional sale or refinancing proceeds will be distributed 90% to the Limited Partners (in proportion to their respective investments) and 10% to the General Partner.

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WNC HOUSING TAX CREDIT FUND V, L.P., SERIES 3

(A California Limited Partnership)

NOTES TO FINANCIAL STATEMENTS - CONTINUED

For the Years Ended March 31, 2013, 2012 and 2011

NOTE 1 – ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES, continued

Risks and Uncertainties

An investment in the Partnership and the Partnership’s investments in Local Limited Partnerships and their Housing Complexes are subject to risks. These risks may impact the tax benefits of an investment in the Partnership, and the amount of proceeds available for distribution to the Limited Partners, if any, on liquidation of the Partnership’s investments. Some of those risks include the following:

The Low Income Housing Tax Credits rules are extremely complicated. Noncompliance with these rules results in the loss of future Low Income Housing Tax Credits and the fractional recapture of Low Income Housing Tax Credits already taken. In most cases the annual amount of Low Income Housing Tax Credits that an individual can use is limited to the tax liability due on the person’s last $25,000 of taxable income. The Local Limited Partnerships may be unable to sell the Housing Complexes at a price which would result in the Partnership realizing cash distributions or proceeds from the transaction. Accordingly, the Partnership may be unable to distribute any cash to its Limited Partners. Low Income Housing Tax Credits may be the only benefit from an investment in the Partnership.

The Partnership has invested in a limited number of Local Limited Partnerships. Such limited diversity means that the results of operation of each single Housing Complex will have a greater impact on the Partnership. With limited diversity, poor performance of one Housing Complex could impair the Partnership’s ability to satisfy its investment objectives. Each Housing Complex is subject to mortgage indebtedness. If a Local Limited Partnership failed to pay its mortgage, it could lose its Housing Complex in foreclosure. If foreclosure were to occur during the first 15 years, the loss of any remaining future Low Income Housing Tax Credits, a fractional recapture of prior Low Income Housing Tax Credits, and a loss of the Partnership’s investment in the Housing Complex would occur. The Partnership is a limited partner or non-managing member of each Local Limited Partnership. Accordingly, the Partnership will have very limited rights with respect to management of the Local Limited Partnerships. The Partnership will rely totally on the Local General Partners. Neither the Partnership’s investments in Local Limited Partnerships, nor the Local Limited Partnerships’ investments in Housing Complexes, are readily marketable. To the extent the Housing Complexes receive government financing or operating subsidies, they may be subject to one or more of the following risks: difficulties in obtaining tenants for the Housing Complexes; difficulties in obtaining rent increases; limitations on cash distributions; limitations on sales or refinancing of Housing Complexes; limitations on transfers of interests in Local Limited Partnerships; limitations on removal of Local General Partners; limitations on subsidy programs; and possible changes in applicable regulations. Uninsured casualties could result in loss of property and Low Income Housing Tax Credits and recapture of Low Income Housing Tax Credits previously taken. The value of real estate is subject to risks from fluctuating economic conditions, including employment rates, inflation, tax, environmental, land use and zoning policies, supply and demand of similar properties, and neighborhood conditions, among others.

The ability of Limited Partners to claim tax losses from the Partnership is limited. The IRS may audit the Partnership or a Local Limited Partnership and challenge the tax treatment of tax items. The amount of Low Income Housing Tax Credits and tax losses allocable to the Limited Partners could be reduced if the IRS were successful in such a challenge. The alternative minimum tax could reduce tax benefits from an investment in the Partnership. Changes in tax laws could also impact the tax benefits from an investment in the Partnership and/or the value of the Housing Complexes.

All of the Low Income Housing Tax Credits anticipated to be realized from the Local Limited Partnerships have been realized. The Partnership does not anticipate being allocated any Low Income Housing Tax Credits from the Local Limited Partnerships in the future. Until all Local Limited Partnerships have completed the 15 year Low Income Housing Tax Credit Compliance Period, (“Compliance Period”) risks exist for potential recapture of prior Low Income Housing Tax Credits received.

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WNC HOUSING TAX CREDIT FUND V, L.P., SERIES 3

(A California Limited Partnership)

NOTES TO FINANCIAL STATEMENTS - CONTINUED

For the Years Ended March 31, 2013, 2012 and 2011

NOTE 1 – ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES, continued

The Partnership currently has insufficient working capital to fund its operations. Associates has agreed to continue providing advances sufficient enough to fund the operations and working capital requirements of the Partnership through May 31, 2014.

Anticipated future and existing cash resources of the Partnership are not sufficient to pay existing liabilities of the Partnership. However, substantially all of the existing liabilities of the Partnership are payable to the General Partner and/or its affiliates. Though the amounts payable to the General Partner and/or its affiliates are contractually currently payable, the Partnership anticipates that the General Partner and/or its affiliates will not require the payment of these contractual obligations until capital reserves are in excess of the aggregate of then existing contractual obligations and then anticipated future foreseeable obligations of the Partnership. The Partnership would be adversely affected should the General Partner and/or its affiliates demand current payment of the existing contractual obligations and or suspend services for this or any other reason.

No trading market for the Partnership Units exists or is expected to develop. Limited Partners may be unable to sell their Partnership Units except at a discount and should consider their Partnership Units to be a long-term investment. Individual Limited Partners will have no recourse if they disagree with actions authorized by a vote of the majority of Limited Partners.

Exit Strategy

The Compliance Period for a Housing Complex is generally 15 years following construction or rehabilitation completion. Associates was one of the first in the industry to offer syndicated investments in Low Income Housing Tax Credits. The initial programs have completed their Compliance Periods.

Upon the sale of a Local Limited Partnership Interest or Housing Complex after the end of the Compliance Period, there would be no recapture of Low Income Housing Tax Credits. A sale prior to the end of the Compliance Period could result in recapture if certain conditions are not met.

With that in mind, the General Partner is continuing its review of the Housing Complexes. The review considers many factors, including extended use requirements (such as those due to mortgage restrictions or state compliance agreements), the condition of the Housing Complexes, and the tax consequences to the Limited Partners from the sale of the Housing Complexes.

Upon identifying those Housing Complexes with the highest potential for a successful sale, refinancing or re-syndication, the Partnership expects to proceed with efforts to liquidate them. The objective is to maximize the Limited Partners’ return wherever possible and, ultimately, to wind down the Partnership as Low Income Housing Tax Credits are no longer available. Local Limited Partnership Interests may be disposed of any time by the General Partner in its discretion. While liquidation of the Housing Complexes continues to be evaluated, the dissolution of the Partnership was not imminent as of March 31, 2013. As of March 31, 2013, two of the remaining Housing Complexes had completed their Compliance Period.

As of March 31, 2012, the Partnership sold the Housing Complex of two Local Limited Partnerships, Cascade Pines II, L.P. (“Cascade Pines”), and Evergreen Apartments I L.P. (“Evergreen”). The Partnership also sold its Local Limited Partnership Interest in Raymond S. King Apartments, L.P, Patten Towers, L.P. II, Alliance Apartments I, L.P., and Hastings Apartment I, L.P.

During the year ended March 31, 2013, the Partnership sold the Housing Complex of Shepherd South I, L.P. The Partnership also sold its Local Limited Partnership Interest in Escatawpa Village Associates, Hillcrest Associates, Rosedale Limited Partnership, Heritage Apartments I, L.P., Curtis Associates I, L.P., Prairieland Properties of Syracuse II, L.P., Solomon Associates I, L.P., and Talladega County Housing Ltd. No distributions will be made to the Limited Partners as a result of these dispositions. Each of the Local Limited Partnerships had completed its Compliance Period so there is no risk of recapture to the investors in the Partnership.

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WNC HOUSING TAX CREDIT FUND V, L.P., SERIES 3

(A California Limited Partnership)

NOTES TO FINANCIAL STATEMENTS - CONTINUED

For the Years Ended March 31, 2013, 2012 and 2011

NOTE 1 – ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES, continued

Local Limited Partnership	Debt at 12/31/11	Appraisal Value	Date of Sale	Sales Price	Sales Related Expenses	Gain on Sale
Shepherd South I L.P.	$507,000	$350,000	06/28/2012	$89,280	$27,709	$61,571
Escatawpa Village Associates	849,000	655,000	06/01/2012	22,450	3,289	19,161
Hillcrest Associates	1,232,000	805,000	12/31/2012	40,000	3,895	36,105
Rosedale Limited Partnership	1,257,000	510,000	12/31/2012	30,000	4,675	25,325
Heritage Apartments I, L.P.	509,000	160,000	12/31/2012	15,000	3,295	11,705
Curtis Associates I, L.P.	401,000	235,000	03/29/2013	5,000	2,916	2,084
Prairieland Properties of Syracuse II, L.P.	280,000	80,000	03/29/2013	5,000	2,866	2,134
Solomon Associates I, L.P.	544,000	230,000	03/29/2013	12,000	2,866	9,134
Talladega County Housing Ltd.	676,000	270,000	03/29/2013	5,000	2,667	2,333

The sales proceeds from the sale of Escatawpa Village Associates were paid directly to Associates. As shown in the table below, $19,450 was used to reimburse the General Partner or affiliates for accrued asset management fees or operating expenses paid on behalf of the Partnership. The remaining $3,000 was returned to the Partnership’s reserves during the year ended March 31, 2013.

The following table represents the anticipated use of the cash proceeds from the disposition of the nine Local Limited Partnerships.

Local Limited Partnership	Sale Proceeds	Payment of accrued asset management fees	Reimburse GP or affiliates for expenses	Remaining cash to remain in reserves for future expenses
Shepherd South I L.P.	$89,280	$25,000	$12,164	$52,116
Escatawpa Village Associates	22,450	7,286	12,164	3,000
Hillcrest Associates	40,000	17,500	17,500	5,000
Rosedale Limited Partnership	30,000	12,500	12,500	5,000
Heritage Apartments I, L.P.	15,000	5,000	5,000	5,000
Curtis Associates I, L.P.	5,000	4,000	-	1,000
Prairieland Properties of Syracuse II, L.P.	5,000	4,000	-	1,000
Solomon Associates I, L.P.	12,000	11,000	-	1,000
Talladega County Housing Ltd.	5,000	2,499	-	2,501

As of March 31, 2013, the Partnership has identified Blessed Rock of El Monte, L.P. (“Blessed Rock”), The Willows Apartments Limited Partnership (“The Willows”) and Broadway Apartments, L.P. (“Broadway”) for disposition.

Subsequent to March 31, 2013, the 49.49% Local Limited Partnership Interest in Blessed Rock was sold for an adjusted price of $4,707,317. Blessed Rock was appraised for $6,910,000 and had a mortgage note balance of $2,054,000 as of December 31, 2012. Proceeds in the amount of $2,355,384 were received from the sale of Blessed Rock, of which $250,000 was received in advance and is included in prepaid disposition proceeds on the balance sheet as of March 31, 2013. The Partnership used the cash proceeds to pay $493,380 in accrued asset management fees, $1,448 to reimburse the General Partner or an affiliate for expense paid on its behalf, $1,760,555 to reimburse the general partner or its affiliates for debts previously written off and the remaining $100,000 was placed in the Partnership’s reserves for future operating expenses. No cash distribution will be made to the Limited Partners as a result of this sale. The Compliance Period had been completed therefore there is no risk of recapture and investor approval is not required.

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WNC HOUSING TAX CREDIT FUND V, L.P., SERIES 3

(A California Limited Partnership)

NOTES TO FINANCIAL STATEMENTS - CONTINUED

For the Years Ended March 31, 2013, 2012 and 2011

NOTE 1 – ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES, continued

Subsequent to March 31, 2013, The Willows was sold for $30,000. The Willows was appraised for $720,000 and had a mortgage note balance of $937,000 as of December 31, 2012. Cash proceeds of $30,000 were received in advance for the sale the Local Limited Partnership Interest and is included in prepaid disposition proceeds on the balance sheet as of March 31, 2013. The Partnership has incurred $3,000 in appraisal expenses which will be netted against the proceeds from the sale in calculating the gain on the sale. The Partnership’s investment balance is zero; therefore a gain of $27,000 will be recorded during the respective period. No cash distribution will be made to the Limited Partners as a result of this sale. The Compliance Period has been completed therefore there is no risk of recapture and investor approval is not required.

Contracts regarding the potential sale of Broadway have been drafted and are currently under review by the potential purchaser of the Local Limited Partnership Interest. Broadway was appraised for $875,000 and had a mortgage note balance of $1,131,000 as of December 31, 2012. The Partnership estimates a closing date of June 30, 2013 for the Local Limited Partnership Interest sale. The purchase price is estimated to be $30,000.

Method of Accounting For Investments in Local Limited Partnerships

The Partnership accounts for its investments in Local Limited Partnerships using the equity method of accounting, whereby the Partnership adjusts its investment balance for its share of the Local Limited Partnerships’ results of operations and for any contributions made and distributions received. The Partnership reviews the carrying amount of an individual investment in a Local Limited Partnership for possible impairment at least annually or whenever events or changes in circumstances indicate that the carrying amount of such investment may not be recoverable. Recoverability of such investment is measured by the estimated value derived by management, generally consisting of the sum of the remaining future Low Income Housing Tax Credits estimated to be allocable to the Partnership and the estimated residual value to the Partnership. If an investment is considered to be impaired, the Partnership reduces the carrying value of its investment in any such Local Limited Partnership. The accounting policies of the Local Limited Partnerships, generally, are expected to be consistent with those of the Partnership. Costs incurred by the Partnership in acquiring the investments are capitalized as part of the investment account and were being amortized over 27.5 years. (See Notes 2 and 3)

“Equity in losses of Local Limited Partnerships” for each year ended March 31 has been recorded by the Partnership based on the twelve months of reported results provided by the Local Limited Partnerships for each year ended December 31. Equity in losses from the Local Limited Partnerships allocated to the Partnership is not recognized to the extent that the investment balance would be adjusted below zero. If the Local Limited Partnerships report net income in future years, the Partnership will resume applying the equity method only after its share of such net income equals the share of net losses not recognized during the period(s) the equity method was suspended.

In accordance with the accounting guidance for the consolidation of variable interest entities, the Partnership determines when it should include the assets, liabilities, and activities of a variable interest entity (VIE) in its financial statements, and when it should disclose information about its relationship with a VIE. The analysis that must be performed to determine which entity should consolidate a VIE focuses on control and economic factors. A VIE is a legal structure used to conduct activities or hold assets, which must be consolidated by a company if it is the primary beneficiary because it has (1) the power to direct the activities of the VIE that most significantly impact the VIE’s economic performance and (2) the obligation to absorb losses or receive benefits that could potentially be significant to the VIE. If multiple unrelated parties share such power, as defined, no party will be required to consolidate the VIE. Further, the guidance requires continual reconsideration of the primary beneficiary of a VIE.

Based on this guidance, the Local Limited Partnerships in which the Partnership invests meet the definition of a VIE because the owners of the equity at risk in these entities do not have the power to direct their operations. However, management does not consolidate the Partnership’s interests in these VIEs, as it is not considered to be the primary beneficiary since it does not have the power to direct the activities that are considered most significant to the economic performance of these entities. The Partnership currently records the amount of its investment in these Local Limited Partnerships as an asset on its balance sheets, recognizes its share of partnership income or losses in the statements of operations, and discloses how it accounts for material types of these investments in its financial statements. The Partnership’s balance in investment in Local Limited Partnerships, plus the risk of recapture of tax credits previously recognized on these investments, represents its maximum exposure to loss. The Partnership’s exposure to loss on these Local Limited Partnerships is mitigated by the condition and financial performance of the underlying Housing Complexes as well as the strength of the Local General Partners and their guarantee against credit recapture to the investors in the Partnership.

A - 17

WNC HOUSING TAX CREDIT FUND V, L.P., SERIES 3

(A California Limited Partnership)

NOTES TO FINANCIAL STATEMENTS - CONTINUED

For the Years Ended March 31, 2013, 2012 and 2011

NOTE 1 – ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES, continued

Distributions received from the Local Limited Partners are accounted for as a reduction of the investment balance. Distributions received after the investment has reached zero are recognized as distribution income. For all periods presented all investment accounts in Local Limited Partnerships had reached zero.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reporting period. Actual results could materially differ from those estimates.

Cash and Cash Equivalents

The Partnership considers all highly liquid investments with original maturities of three months or less when purchased to be cash equivalents. For all periods presented, the Partnership had no cash equivalents.

Reporting Comprehensive Income

The Partnership had no items of other comprehensive income for the periods presented.

Net Income (Loss) Per Partnership Unit

Net loss per Partnership Unit includes no dilution and is computed by dividing loss allocated to Limited Partners by the weighted average Partnership Units outstanding during the period. Calculation of diluted net loss per Partnership Unit is not required.

Income Taxes

The Partnership has elected to be treated as a pass-through entity for income tax purposes and, as such, is not subject to income taxes. Rather, all items of taxable income, deductions and tax credits are passed through to and are reported by its owners on their respective income tax returns. The Partnership’s federal tax status as a pass-through entity is based on its legal status as a partnership. Accordingly, the Partnership is not required to take any tax positions in order to qualify as a pass-through entity. The Partnership is required to file and does file tax returns with the Internal Revenue Service and other taxing authorities. Accordingly, these financial statements do not reflect a provision for income taxes and the Partnership has no other tax positions which must be considered for disclosure .Income tax returns filed by the Partnership are subject to examination by the Internal Revenue Service for a period of three years. While no income tax returns are currently being examined by the Internal Revenue Service, tax years since 2009 remain open.

Revenue Recognition

The Partnership is entitled to receive reporting fees from the Local Limited Partnerships. The intent of the reporting fees is to offset (in part) administrative costs incurred by the Partnership in corresponding with the Local Limited Partnerships. Due to the uncertainty of the collection of these fees, the Partnership recognizes reporting fees as collections are made.

A - 18

WNC HOUSING TAX CREDIT FUND V, L.P., SERIES 3

(A California Limited Partnership)

NOTES TO FINANCIAL STATEMENTS - CONTINUED

For the Years Ended March 31, 2013, 2012 and 2011

NOTE 1 – ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES, continued

Concentration of Credit Risk

As of March 31, 2013, the Partnership maintained cash and cash equivalent balances at certain financial institutions in excess of the federally insured maximum. The Partnership believes it is not exposed to any significant financial risk on cash.

Impact of Recent Accounting Pronouncements

In June 2009, the Financial Accounting Standards Board (“FASB”) issued an amendment to the accounting and disclosure requirements for the consolidation of variable interest entities (VIEs). The amended guidance modified the consolidation model to one based on control and economics, and replaced quantitative primary beneficiary analysis with a qualitative analysis. The primary beneficiary of a VIE will be the entity that has (1) the power to direct the activities of the VIE that most significantly impact the VIE’s economic performance and (2) the obligation to absorb losses or receive benefits that could potentially be significant to the VIE. If multiple unrelated parties share such power, as defined, no party will be required to consolidate the VIE. Further, the amended guidance requires continual reconsideration of the primary beneficiary of a VIE and adds an additional reconsideration event for determination of whether an entity is a VIE. Additionally, the amendment requires enhanced and expanded disclosures around VIEs. This amendment was effective for fiscal years beginning after November 15, 2009. The adoption of this guidance on April 1, 2010 did not have a material effect on the Partnership’s financial statements.

In May 2011, the FASB issued an update to existing guidance related to fair value measurements on how to measure fair value and what disclosures to provide about fair value measurements. For fair value measurements categorized as level 3, a reporting entity should disclose quantitative information of the unobservable inputs and assumptions, a description of the valuation processes and narrative description of the sensitivity of the fair value to changes in unobservable inputs. This update is effective for interim and annual periods beginning after December 15, 2011. The adoption of this update did not materially affect the Partnership’s financial statements.

NOTE 2 – INVESTMENTS IN LOCAL LIMITED PARTNERSHIPS

As of March 31, 2013 and March 31, 2012, the Partnership owns Local Limited Partnership interests in 3 and 12 Local Limited Partnerships, respectively. All of these Local Limited Partnership’s own one Housing Complex consisting of an aggregate of 251 and 463 apartment units, respectively. The respective Local General Partners of the Local Limited Partnerships manage the day to day operations of the entities. Significant Local Limited Partnership business decisions require approval from the Partnership. The Partnership, as a Limited Partner, is generally entitled to 99%, as specified in the Local Limited Partnership agreements, of the operating profits and losses, taxable income and losses, and Low Income Housing Tax Credits of the Local Limited Partnerships, except for one of the investments in which it is entitled to 49.49% of such amount.

The Partnership’s investments in Local Limited Partnerships as shown in the balance sheets at March 31, 2013 and 2012, are approximately $(1,730,000), and $(1,639,000), respectively, less than the Partnership’s equity at the preceding December 31 as shown in the Local Limited Partnerships’ combined condensed financial statements presented below. This difference is primarily due to unrecorded losses as discussed below, and acquisition, selection and other costs related to the acquisition of the investments which have been capitalized in the Partnership’s investment account along with impairment losses recorded in the Partnership’s investment account.

At March 31, 2013 and 2012, the investment accounts in all the Local Limited Partnerships have reached a zero balance. Consequently, the Partnership’s estimate of its share of losses for the years ended March 31 2013, 2012 and 2011 amounting to approximately $269,000, $85,000, and $4,083,000 respectively, has not been recognized. As of March 31, 2013, the aggregate share of net losses not recognized by the Partnership amounted to $817,000.

A - 19

WNC HOUSING TAX CREDIT FUND V, L.P., SERIES 3

(A California Limited Partnership)

NOTES TO FINANCIAL STATEMENTS - CONTINUED

For the Years Ended March 31, 2013, 2012 and 2011

NOTE 2 – INVESTMENTS IN LOCAL LIMITED PARTNERSHIPS, continued

The financial information from the individual financial statements of the Local Limited Partnerships include rental and interest subsidies. Rental subsidies are included in total revenues and interest subsidies are generally netted in interest expense. Approximate combined condensed financial information from the individual financial statements of the Local Limited Partnerships as of December 31 and for the years then ended is as follows:

COMBINED CONDENSED BALANCE SHEETS

	2012	2011
ASSETS
Buildings and improvements (net of accumulated depreciation as of December 31, 2012 and 2011 of $7,841,000 and $10,818,000, respectively)	$9,137,000	$13,188,000
Land	1,564,000	1,857,000
Other assets	1,622,000	2,079,000
Total assets	$12,323,000	$17,124,000

LIABILITIES
Mortgage and construction loans payable	$5,977,000	$10,978,000
Due to affiliates	1,244,000	1,319,000
Other liabilities	1,213,000	711,000

Total liabilities	8,434,000	13,008,000

PARTNERS’ EQUITY (DEFICIT)
WNC Housing Tax Credit Fund V, L.P., Series 3	1,730,000	1,639,000
Other partners	2,159,000	2,477,000
Total partners’ equity (deficit)	3,889,000	4,116,000
Total liabilities and partners’ equity (deficit)	$12,323,000	$17,124,000

A - 20

WNC HOUSING TAX CREDIT FUND V, L.P., SERIES 3

(A California Limited Partnership)

NOTES TO FINANCIAL STATEMENTS - CONTINUED

For the Years Ended March 31, 2013, 2012 and 2011

NOTE 2 – INVESTMENTS IN LOCAL LIMITED PARTNERSHIPS, continued

COMBINED CONDENSED STATEMENTS OF OPERATIONS

	2012	2011	2010

Revenues	$1,965,000	2,868,000	$4,799,000

Expenses:
Operating expenses	1,398,000	441,000	3,728,000
Interest expense	283,000	623,000	746,000
Depreciation and amortization	517,000	1,851,000	1,296,000
Impairment	-	-	3,119,000

Total expenses	2,198,000	2,915,000	8,889,000

Net loss	$(233,000)	(47,000)	$(4,090,000)

Net loss allocable to the Partnership	$(269,000)	(85,000)	$(4,083,000)

Net loss recorded by the Partnership	$-	-	$-

Certain Local Limited Partnerships have incurred significant operating losses and/or have working capital deficiencies. In the event these Local Limited Partnerships continue to incur significant operating losses, additional capital contributions by the Partnership and/or the Local General Partner may be required to sustain the operations of such Local Limited Partnerships. If additional capital contributions are not made when they are required, the Partnership’s investment in certain of such Local Limited Partnerships could be impaired, and the loss and recapture of the related Low Income Housing Tax Credits could occur.

NOTE 3 – RELATED PARTY TRANSACTIONS

Under the terms of the Partnership Agreement, the Partnership has paid or is obligated to the General Partner or its affiliates for the following fees:

Acquisition fees of up to 7.5% of the gross proceeds from the sale of Partnership Units as compensation for services rendered in connection with the acquisition of Local Limited Partnerships. At the end of all periods presented the Partnership incurred total acquisition fees of $1,200,785, which have been included in investments in Local Limited Partnerships. As of all periods presented, the fees had been fully amortized or impaired. Impairment on the intangibles is measured by comparing the Partnership’s total investment balance after impairment of investments in Local Limited Partnerships to the sum of the total of the remaining Low Income Housing Tax Credits allocated to the Partnership and any estimated residual value of the investments. If an impairment loss related to the acquisition fees is recorded, the accumulated amortization is reduced to zero at that time.

Reimbursement of costs incurred by of the General Partner or by an affiliate of Associates in connection with the acquisition of Local Limited Partnerships. These reimbursements have not exceeded 1% of the gross proceeds. At the end of all periods presented, the Partnership incurred acquisition costs of $120,510, which have been included in Investments in Local Limited Partnerships. Accumulated amortization was $120,510 for all periods presented.

A - 21

WNC HOUSING TAX CREDIT FUND V, L.P., SERIES 3

(A California Limited Partnership)

NOTES TO FINANCIAL STATEMENTS - CONTINUED

For the Years Ended March 31, 2013, 2012 and 2011

NOTE 3 – RELATED PARTY TRANSACTIONS, continued

An annual asset management fee equal to the greater amount of (i) $2,000 for each Housing complex, or (ii) 0.275% of gross proceeds. In either case, the fee will be decreased or increased annually based on changes to the Consumer Price Index. However, in no event will the maximum amount exceed 0.2% of the invested assets of the Partnership, as defined. “Invested Assets” means the sum of the Partnership’s investment in Local Limited Partnership interests and the Partnership’s allocable share of mortgage loans on and other debts related to the Housing Complexes owned by such. Management fees of $25,743, $38,880,and $49,500 were incurred during the years ended March 31,2013,2012, and 2011, respectively. The Partnership paid the General Partner and or its affiliates $81,786, $9,946, and $0 of those fees during the years ended March 31, 2013, 2012 and 2011, respectively.

A subordinated disposition fee in an amount equal to 1% of the sale price may be received in connection with the sale or disposition of a Housing Complex or Local Limited Partnership interest. Payment of this fee is subordinated to the Limited Partners receiving a preferred return of 14% through December 31, 2006 and 6 % thereafter (as defined in the Partnership Agreement) and is payable only if the General Partner or its affiliates render services in the sales effort. No such fee was incurred during all periods presented.

The Partnership reimbursed the General Partner or its affiliates for operating expenses incurred by the Partnership and paid for by the General Partner or its affiliates on behalf of the Partnership. Operating expense reimbursements were approximately $111,596, $112,000, and $35,000 during the years ended March 31, 2013, 2012, and 2011, respectively.

The accrued fees and expenses due to General Partner and affiliates consist of the following at:

	March 31,
	2013	2012

Asset management fee payable	$495,016	$551,059
Expenses paid by the General Partner or an affiliate on behalf of the Partnership	485	9,594

Total	$495,501	$560,653

The General Partner and/or its affiliates do not anticipate that these accrued fees will be paid until such time as capital reserves are in excess of the future foreseeable working capital requirements of the Partnership. The Partnership currently has insufficient working capital to fund its operations. Associates has agreed to continue providing advances sufficient enough to fund the operations and working capital requirements of the Partnership through May 31, 2014.

A - 22

WNC HOUSING TAX CREDIT FUND V, L.P., SERIES 3

(A California Limited Partnership)

NOTES TO FINANCIAL STATEMENTS - CONTINUED

For the Years Ended March 31, 2013, 2012 and 2011

NOTE 4 – QUARTERLY RESULTS OF OPERATIONS (UNAUDITED)

The following is a summary of the quarterly operations for the years ended March 31 (rounded):

2013	June 30	September 30	December 31	March 31

Income	$30,000	$-	$4,000	$3,000

Operating expenses	(31,000)	(26,000)	(9,000)	(3,000)

Loss from operations	(1,000)	(26,000)	(5,000)	-

Gain (loss) on sale of Local Limited Partnerships	101,000	(20,000)	76,000	13,000

Net income (loss)	100,000	(46,000)	71,000	13,000

Net income (loss) available to Limited Partners	99,000	(46,000)	71,000	12,000

Net income (loss) per Partnership Unit	6	(3)	4	1

2012	June 30	September 30	December 31	March 31

Income	$25,000	$-	$-	$4,000

Operating expenses	(39,000)	(21,000)	(30,000)	(108,000)

Loss from operations	(14,000)	(21,000)	(30,000)	(104,000)

Gain (loss) on sale of Local Limited Partnerships	-	(9,000)	85,000	(2,000)

Net income(loss)	(14,000)	(30,000)	55,000	(106,000)

Net income(loss) available to Limited Partners	(14,000)	(30,000)	54,000	(104,000)

Net income(loss) per Partnership Unit	(1)	(2)	3	(5)

A - 23

WNC HOUSING TAX CREDIT FUND V, L.P., SERIES 3

(A California Limited Partnership)

NOTES TO FINANCIAL STATEMENTS - CONTINUED

For the Years Ended March 31, 2013, 2012 and 2011

NOTE 4 – QUARTERLY RESULTS OF OPERATIONS (UNAUDITED), continued

2011	June 30	September 30	December 31	March 31

Income	$1,000	$42,000	$-	$7,000

Operating expenses	(15,000)	(43,000)	(255,000)	(18,000)

Loss from operations	(14,000)	(1,000)	(255,000)	(11,000)

Net loss	(14,000)	(1,000)	(255,000)	(11,000)

Net loss available to Limited Partners	(14,000)	(1,000)	(253,000)	(11,000)

Net loss per Partnership Unit	(1)	-	(14)	(1)

NOTE 5 – ADVANCES TO LOCAL LIMITED PARTNERSHIPS

As of March 31, 2013, 2012 and 2011, the Partnership in total had voluntarily advanced $141,907,$141,907, and $1,995,678, respectively, to four Local Limited Partnerships, Hasting Apartments I, Alliance Apartments I, Patten Towers L. P. II, and Broadway Apartments, L.P. All advances were reserved in full in the year they were advanced.

NOTE 6 – CONTRIBUTIONS BY THE GENERAL PARTNER

During the year ended March 31, 2012, the Partnership was relieved of debt owed to the General Partner totaling $247,039. The Partnership had received $187,039 in cash advances from the General Partner, which were in turn advanced by the Partnership to certain Local Limited Partnerships to help aid the Local Limited Partnerships with their operational issues. The advances were deemed to be uncollectible by the General Partner, and as such, the debt was forgiven. The remaining $60,000 of debt that was relieved was for operating expenses that were paid by the General Partner or an affiliate on the Partnership’s behalf. Due to the continuous low cash balances in the Partnership, the General Partner deemed the amount to be uncollectible, therefore the debt was forgiven. The cancellation of debt was recorded by the Partnership as a capital contribution from the General Partner.

During the year ended March 31, 2011, the Partnership was relieved of debt owed to the General Partner totaling$276,655. The Partnership had received $168,462 in cash advances from the General Partner, which were in turn advanced by the Partnership to certain Local Limited Partnerships to help aid the Local Limited Partnerships with their operational issues. The advances were deemed to be uncollectible by the General Partner, and as such, the debt was forgiven. The remaining $108,193 of debt that was relieved was for operating expenses that were paid by the General Partner or an affiliate on the Partnership’s behalf. Due to the continuous low cash balances in the Partnership, the General Partner deemed the amount to be uncollectible, therefore the debt was forgiven. The cancellation of debt was recorded by the Partnership as a capital contribution from the General Partner.

NOTE 7 – SUBSEQUENT EVENTS

Subsequent to March 31, 2013, the 49.49% Local Limited Partnership Interest in Blessed Rock was sold for an adjusted price of $4,707,317. Blessed Rock was appraised for $6,910,000 and had a mortgage note balance of $2,054,000 as of December 31, 2012. Proceeds in the amount of $2,355,384 were received from the sale of Blessed Rock, of which $250,000 was received in advance and is included in prepaid disposition proceeds on the balance sheet as of March 31, 2013. The Partnership used the cash proceeds to pay $493,380 in accrued asset management fees, $1,448 to reimburse the General Partner or an affiliate for expense paid on its behalf, $1,760,555 to reimburse the general partner or its affiliates for debts previously written off and the remaining $100,000 was placed in the Partnership’s reserves for future operating expenses. No cash distribution will be made to the Limited Partners as a result of this sale. The Compliance Period had been completed therefore there is no risk of recapture and investor approval is not required.

A - 24

WNC HOUSING TAX CREDIT FUND V, L.P., SERIES 3

(A California Limited Partnership)

NOTES TO FINANCIAL STATEMENTS - CONTINUED

For the Years Ended March 31, 2013, 2012 and 2011

NOTE 7 – SUBSEQUENT EVENTS, continued

Subsequent to March 31, 2013, The Willows was sold for $30,000. The Willows was appraised for $720,000 and had a mortgage note balance of $937,000 as of December 31, 2012. Cash proceeds of $30,000 were received in advance for the sale the Local Limited Partnership Interest and is included in prepaid disposition proceeds on the balance sheet as of March 31, 2013. The Partnership has incurred $3,000 in appraisal expenses which will be netted against the proceeds from the sale in calculating the gain on the sale. The Partnership’s investment balance is zero; therefore a gain of $27,000 will be recorded during the respective period. No cash distribution will be made to the Limited Partners as a result of this sale. The Compliance Period has been completed therefore there is no risk of recapture and investor approval is not required.

A - 25

WNC Housing Tax Credit Fund V, L.P., Series 3
Schedule III
Real Estate Owned by Local Limited Partnerships
March 31, 2013

		As of March 31, 2013		As of December 31, 2012
Local Limited Partnership Name	Location	Total Investment in Local Limited Partnerships	Amount of Investment Paid to Date	Mortgage Balances of Local Limited Partnerships	Land	Building and Equipment	Accumulated Depreciation	Net Book Value

Blessed Rock of El Monte (3)	El Monte, California	$2,511,000	$2,511,000	$2,055,000	$1,334,000	$8,465,000	$3,304,000	$6,495,000

Broadway Apartments, Limited Partnership (2)	Hobbs, New Mexico	2,029,000	2,029,000	1,110,000	69,000	3,431,000	1,993,000	1,507,000

Curtis Associates I, L.P. (1)	Curtis, Nebraska	N/A	N/A	398,000	10,000	539,000	323,000	226,000

Prairieland Properties of Syracuse II, L.P. (1)	Syracuse, Kansas	N/A	N/A	278,000	25,000	505,000	303,000	227,000

Solomon Associates I, L.P (1)	Solomon, Kansas	N/A	N/A	541,000	16,000	764,000	463,000	317,000

Talladega County Housing Ltd. (1)	Talladega, Alabama	N/A	N/A	658,000	62,000	1,446,000	667,000	841,000

The Willows Apartments Limited Partnership (3)	Morganton, North Carolina	841,000	841,000	937,000	48,000	1,828,000	788,000	1,088,000

		$5,381,000	$5,381,000	$5,977,000	$1,564,000	$16,978,000	$7,841,000	$10,701,000

(1)	The Local Limited Partnership interest was sold subsequent to December 31, 2012 but prior to March 31, 2013.

(2)	The Local Limited Partnership was identified for disposition subsequent to March 31, 2013.

(3)	The Local Limited Partnership interest was sold subsequent to March 31, 2013

A - 26

WNC Housing Tax Credit Fund V, L.P., Series 3
Schedule III
Real Estate Owned by Local Limited Partnerships
March 31, 2013

	For the year ended December 31, 2012
Local Limited Partnership Name	Rental Income	Net Income (Loss)	Estimated Useful life (Years)

Blessed Rock of El Monte (2)	$987,000	$77,000	40

Broadway Apartments, Limited Partnership (3)	460,000	(199,000)	40

Curtis Associates I, L.P. (1)	45,000	(21,000)	27.5

Prairieland Properties of Syracuse II, L.P. (1)	48,000	(16,000)	27.5

Solomon Associates I, L.P. (1)	86,000	(22,000)	27.5

Talladega County Housing Ltd. (1)	116,000	(15,000)	40

The Willows Apartments Limited Partnership (2)	158,000	(37,000)	40

	$1,900,000	$(233,000)

(1)	The Local Limited Partnership interest was sold subsequent to December 31, 2012 but prior to March 31, 2013.

(2)	The Local Limited Partnership interest was sold subsequent to March 31, 2013.

(3)	The Local Limited Partnership was identified for disposition as of March 31, 2013.

A - 27

WNC Housing Tax Credit Fund V, L.P., Series 3
Schedule III
Real Estate Owned by Local Limited Partnerships
March 31, 2012

		As of March 31, 2012		As of December 31, 2011
Local Limited Partnership Name	Location	Total Investment in Local Limited Partnerships	Amount of Investment Paid to Date	Mortgage Balances of Local Limited Partnerships	Land	Building and Equipment	Accumulated Depreciation	Net Book Value

Blessed Rock of El Monte	El Monte, California	$2,511,000	$2,511,000	$2,604,000	$1,334,000	$8,388,000	$3,060,000	$6,662,000

Broadway Apartments, Limited Partnership	Hobbs, New Mexico	2,029,000	2,029,000	1,166,000	69,000	3,431,000	1,752,000	1,748,000

Curtis Associates I, L.P.	Curtis, Nebraska	88,000	88,000	401,000	10,000	539,000	302,000	247,000

Escatawpa Village Associates, Limited Partnership (2)	Escatawpa, Mississippi	249,000	249,000	849,000	40,000	1,377,000	751,000	666,000

Heritage Apartments I, L.P.	Berkeley, Missouri	752,000	752,000	509,000	105,000	1,600,000	852,000	853,000

Hillcrest Associates, a Limited Partnership	Ontario, Oregon	354,000	354,000	1,232,000	96,000	1,605,000	701,000	1,000,000

Prairieland Properties of Syracuse II, L.P.	Syracuse, Kansas	85,000	85,000	280,000	25,000	503,000	283,000	245,000

Rosedale Limited Partnership	Silver City, New Mexico	309,000	309,000	1,257,000	40,000	1,741,000	955,000	826,000

Shepherd South Apartments I, Ltd. (1)	Shepherd, Texas	121,000	121,000	507,000	12,000	796,000	349,000	459,000

Solomon Associates I, L.P.	Solomon, Kansas	138,000	138,000	544,000	16,000	751,000	434,000	333,000

Talladega County Housing Ltd.	Talladega, Alabama	653,000	653,000	676,000	62,000	1,446,000	634,000	874,000

The Willows Apartments Limited Partnership	Morganton, North Carolina	841,000	841,000	953,000	48,000	1,829,000	745,000	1,1132,000

		$8,130,000	$8,130,000	$10,978,000	$1,857,000	$24,006,000	$10,818,000	$15,045,000

(1)	The Local Limited Partnership was identified for disposition as of March 31, 2012.

(2)	The Local Limited Partnership was identified for disposition subsequent to March 31, 2012.

A - 28

WNC Housing Tax Credit Fund V, L.P., Series 3

Schedule III

Real Estate Owned by Local Limited Partnerships

March 31, 2012

	For the year ended December 31, 2011
Local Limited Partnership Name	Rental Income	Net Income (Loss)	Estimated Useful Life (Years)

Blessed Rock of El Monte	$974,000	$76,000	40

Broadway Apartments, Limited Partnership	453,000	58,000	40

Curtis Associates I, L.P.	51,000	(19,000)	27.5

Escatawpa Village Associates, Limited Partnership(2)	220,000	(9,000)	27.5

Heritage Apartments I, L.P.	151,000	(41,000)	27.5

Hillcrest Associates, A Limited Partnership	208,000	(20,000)	40

Prairieland Properties of Syracuse II, L.P.	47,000	(18,000)	27.5

Rosedale Limited Partnership	211,000	(28,000)	30

Shepherd South Apartments I, Ltd.(1)	131,000	-	40

Solomon Associates I, L.P.	82,000	(17,000)	27.5

Talladega County Housing Ltd.	117,000	(14,000)	40

The Willows Apartments Limited Partnership	164,000	(15,000)	40
	$2,809,000	$(47,000)

(1)	The Local Limited Partnership was identified for disposition as of March 31, 2012.

(2)	The Local Limited Partnership was identified for disposition subsequent to March 31, 2012.

A - 29

WNC Housing Tax Credit Fund V, L.P., Series 3
Schedule III
Real Estate Owned by Local Limited Partnerships
March 31, 2011

		As of March 31, 2011		As of December 31, 2010
Local Limited Partnership Name	Location	Total Investment in Local Limited Partnerships	Amount of Investment Paid to Date	Mortgage Balances of Local Limited Partnerships	Land	Building and Equipment	Accumulated Depreciation	Net Book Value

Alliance Apartments I Limited Partnership (*)	Alliance, Nebraska	$604,000	$604,000	$308,000	$148,000	$1,400,000	$590,000	$958,000

Blessed Rock of El Monte	El Monte, California	2,511,000	2,511,000	2,843,000	1,334,000	8,338,000	2,829,000	6,843,000

Broadway Apartments, Limited Partnership	Hobbs, New Mexico	2,029,000	2,029,000	1,218,000	70,000	3,430,000	1,752,000	1,748,000

Curtis Associates I, L.P.	Curtis, Nebraska	88,000	88,000	401,000	10,000	535,000	281,000	264,000

Escatawpa Village Associates, Limited Partnership	Escatawpa, Mississippi	249,000	249,000	849,000	40,000	1,378,000	701,000	717,000

Hastings Apartments I, Limited Partnership	Hastings, Nebraska	542,000	542,000	115,000	32,000	1,303,000	577,000	758,000

Heritage Apartments I, L.P.	Berkeley, Missouri	752,000	752,000	595,000	105,000	1,597,000	793,000	909,000

Hillcrest Associates, a Limited Partnership	Ontario, Oregon	354,000	354,000	1,241,000	96,000	1,605,000	662,000	1,039,000

Patten Towers, L.P. II (*)	Chattanooga, Tennessee	2,154,000	2,154,000	4,109,000	52,000	2,093,000	-	2,145,000

A - 30

WNC Housing Tax Credit Fund V, L.P., Series 3
Schedule III
Real Estate Owned by Local Limited Partnerships
March 31, 2011

		As of March 31, 2011		As of December 31, 2010
Local Limited Partnership Name	Location	Total Investment in Local Limited Partnerships	Amount of Investment Paid to Date	Mortgage Balances of Local Limited Partnerships	Land	Building and Equipment	Accumulated Depreciation	Net Book Value

Prairieland Properties of Syracuse II, L.P.	Syracuse, Kansas	85,000	85,000	280,000	25,000	504,000	263,000	266,000

Rosedale Limited Partnership	Silver City, New Mexico	309,000	309,000	1,264,000	40,000	1,736,000	896,000	880,000

Shepherd South Apartments I, Ltd.	Shepherd, Texas	121,000	121,000	507,000	12,000	788,000	329,000	471,000

Solomon Associates I, L.P.	Solomon, Kansas	138,000	138,000	544,000	16,000	728,000	406,000	338,000

Talladega County Housing Ltd.	Talladega, Alabama	653,000	653,000	676,000	62,000	1,446,000	599,000	909,000

The Willows Apartments Limited Partnership	Morganton, North Carolina	841,000	841,000	969,000	48,000	1,829,000	702,000	1,175,000

		$11,430,000	$11,430,000	$15,919,000	$2,090,000	$28,710,000	$11,380,000	$19,420,000

(*)	The Local Limited Partnership has been identified for disposition.

A - 31

WNC Housing Tax Credit Fund V, L.P., Series 3
Schedule III
Real Estate Owned by Local Limited Partnerships
March 31, 2011

	For the year ended December 31, 2010
Local Limited Partnership Name	Rental Income	Net Income (Loss)	Estimated Useful Life (Years)

Alliance Apartments I Limited Partnership	$91,000	$(29,000)	40

Blessed Rock of El Monte	978,000	69,000	40

Broadway Apartments, Limited Partnership	451,000	(118,000)	40

Curtis Associates I, L.P.	53,000	(13,000)	27.5

Escatawpa Village Associates, Limited Partnership	212,000	(11,000)	27.5

Hastings Apartments I, Limited Partnership	85,000	(30,000)	40

Heritage Apartments I, L.P.	149,000	(45,000)	27.5

Hillcrest Associates, A Limited Partnership	202,000	(28,000)	40

Patten Towers, L.P. II (*)	1,640,000	(3,745,000)	27.5

Prairieland Properties of Syracuse II, L.P.	46,000	(11,000)	27.5

Rosedale Limited Partnership	184,000	(43,000)	30

Shepherd South Apartments I, Ltd.	124,000	(6,000)	40

Solomon Associates I, L.P.	80,000	(12,000)	27.5

Talladega County Housing Ltd.	112,000	(46,000)	40

The Willows Apartments Limited Partnership	158,000	(22,000)	40

	$4,565,000	$4,090,000

(*)	The Local Limited Partnership has been identified for disposition.

A - 32

ANNEX B - QUARTERLY FINANCIAL INFORMATION

FINANCIAL STATEMENTS AND SUPPLEMENTARY DATA

B - 1

WNC HOUSING TAX CREDIT FUND V, L.P., SERIES 3

(A California Limited Partnership)

CONDENSED BALANCE SHEETS

(Unaudited)

	June 30, 2013	March 31, 2013

ASSETS

Cash	$126,072	$359,455
Investments in Local Limited Partnerships, net (Notes 2 and 3)	-	-
Other assets	9,447	7,520

Total Assets	$135,519	$366,975

LIABILITIES AND PARTNERS’ EQUITY (DEFICIT)

Liabilities:
Accrued expenses	$-	$665
Prepaid disposition proceeds	-	280,000
Accrued fees and expenses due to General Partner and affiliates (Note 3)	7,375	495,501

Total Liabilities	7,375	776,166

Partners’ Equity (Deficit):
General Partner	1,309,314	3,091,734
Limited Partners (25,000 Partnership Units authorized; 17,946 Partnership Units issued and outstanding)	(1,181,170)	(3,500,925)

Total Partners’ Equity (Deficit)	128,144	(409,191)

Total Liabilities and Partners’ Equity (Deficit)	$135,519	$366,975

See accompanying notes to condensed financial statements

B - 2

WNC HOUSING TAX CREDIT FUND V, L.P., SERIES 3

(A California Limited Partnership)

CONDENSED STATEMENTS OF OPERATIONS

For the Three Months Ended June 30, 2013 and 2012

(Unaudited)

	2013	2012
	Three Months	Three Months

Reporting fees	$575	$-
Distribution income	-	30,295

Total operating income	575	30,295

Operating expenses:
Asset management fees (Note 3)	2,716	5,796
Legal and accounting fees	23,340	21,022
Other	6,164	4,351

Total operating expenses	32,220	31,169

Loss from operations	(31,645)	(874)

Gain on sale of Local Limited Partnerships	2,374,805	101,057

Interest income	27	1

Net income	$2,343,187	$100,184

Net income allocated to:
General Partner	$23,432	$1,002

Limited Partners	$2,319,755	$99,182

Net income per Partnership Unit	$129	$6

Outstanding weighted Partnership Units	17,946	18,000

See accompanying notes to condensed financial statements

B - 3

WNC HOUSING TAX CREDIT FUND V, L.P., SERIES 3

(A California Limited Partnership)

CONDENSED STATEMENT OF PARTNERS’ EQUITY (DEFICIT)

For the Three Months Ended June 30, 2013
(Unaudited)

	General	Limited
	Partner	Partners	Total

Partners’ equity (deficit) at March 31, 2013	$3,091,734	$(3,500,925)	$(409,191)

Net income	23,432	2,319,755	2,343,187

Return of capital (Note 4)	(1,805,852)	-	(1,805,852)

Partners’ equity (deficit) at June 30, 2013	$1,309,314	$(1,181,170)	$128,144

See accompanying notes to condensed financial statements

B - 4

WNC HOUSING TAX CREDIT FUND V, L.P., SERIES 3

(A California Limited Partnership)

CONDENSED STATEMENTS OF CASH FLOWS

For the Three Months Ended June 30, 2013 and 2012

(Unaudited)

	2013	2012

Cash flows from operating activities:
Net income	$2,343,187	$100,184
Adjustments to reconcile net income to net cash provided by (used in) operating activities:
Gain on sale of Local Limited Partnerships	(2,374,805)	(101,057)
Increase in other assets	(12,507)	(8,573)
Increase (decrease) in accrued fees and expenses due to General Partner and affiliates	(488,126)	39,743
Decrease in accrued expenses	(665)	-

Net cash provided by (used in) operating activities	(532,916)	30,297

Cash flows from investing activities:
Proceeds from sale of Local Limited Partnership	2,105,385	89,280

Net cash provided by investing activities	2,105,385	89,280

Cash flows from financing activities:
Return of capital	(1,805,852)	-

Net cash used in financing activities	(1,805,852)	-

Net increase (decrease) in cash	(233,383)	119,577

Cash, beginning of period	359,455	11,489

Cash, end of period	$126,072	$131,066

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION

Taxes paid	$-	$-

NON-CASH INVESTING AND FINANCING ACTIVITIES

A Local Limited Partnership was sold for $22,450 with proceeds paid directly to Associates, which resulted in a decrease in accrued fees and expenses due to General Partner and affiliates of $19,450 and an increase in due from affiliate of $3,000 during the three months ended June 30, 2012

See accompanying notes to condensed financial statements

B - 5

WNC HOUSING TAX CREDIT FUND V, L.P., SERIES 3

(A California Limited Partnership)

NOTES TO CONDENSED FINANCIAL STATEMENTS

For the Quarterly Period Ended June 30, 2013

(Unaudited)

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

General

The accompanying condensed unaudited financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America for interim financial information and with the instructions to Form 10-Q for quarterly reports under Section 13 or 15(d) of the Securities Exchange Act of 1934. Accordingly, they do not include all of the information and footnotes required by accounting principles generally accepted in the United States of America for complete financial statements. In the opinion of management, all adjustments (consisting of normal recurring accruals) considered necessary for a fair presentation have been included. Operating results for the three months ended June 30, 2013 are not necessarily indicative of the results that may be expected for the fiscal year ending March 31, 2014. For further information, refer to the financial statements and footnotes thereto included in the Partnership’s annual report on Form 10-K for the fiscal year ended March 31, 2013.

Organization

WNC Housing Tax Credit Fund V, L.P., Series 3 (the “Partnership”), is a California Limited Partnership formed under the laws of the State of California on March 28, 1995 and commenced operations on October 24, 1995. The Partnership was formed to invest in other limited partnerships (“Local Limited Partnerships”) which own multi-family or senior housing complexes (“Housing Complexes”) that are eligible for Federal low income housing tax credits (“Low Income Housing Tax Credits”). The local general partners (the “Local General Partners”) of each Local Limited Partnership retain responsibility for maintaining, operating and managing the Housing Complexes. Each Local Limited Partnership is governed by its agreement of limited partnership (the “Local Limited Partnership Agreement”).

The general partner of the Partnership is WNC & Associates, Inc. (the “General Partner” or “Associates”). The chairman and president of Associates own all of the outstanding stock of Associates. The business of the Partnership is conducted primarily through Associates, as the Partnership has no employees of its own.

The Partnership shall continue in full force and effect until December 31, 2050 unless terminated prior to that date pursuant to the partnership agreement or law.

The financial statements include only activity relating to the business of the Partnership, and do not give effect to any assets that the partners may have outside of their interests in the Partnership, or to any obligations, including income taxes, of the partners.

The Partnership Agreement authorized the sale of up to 25,000 units of limited partnership interests (“Partnership Units”) at $1,000 per Partnership Unit. The offering of Partnership Units had concluded in January 1996, at which time 18,000 Partnership Units representing subscriptions in the amount of $17,558,985, net of $441,015 of discounts for volume purchases, had been accepted. As of June 30, 2013 a total of 17,946 Partnership units remain outstanding. The General Partner has a 1% interest in operating profits and losses, taxable income and losses, cash available for distribution from the Partnership and Low Income Housing Tax Credits of the Partnership. The investors (the “Limited Partners”) will be allocated the remaining 99% of these items in proportion to their respective investments.

B - 6

WNC HOUSING TAX CREDIT FUND V, L.P., SERIES 3

(A California Limited Partnership)

NOTES TO CONDENSED FINANCIAL STATEMENTS - CONTINUED

For the Quarterly Period Ended June 30, 2013

(Unaudited)

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES, continued

The proceeds from the disposition of any of the Local Limited Partnership’s Housing Complexes will be used first to pay debts and other obligations per the respective Local Limited Partnership Agreement. Any remaining proceeds will then be paid to the Partnership. The sale of a Housing Complex may be subject to other restrictions and obligations. Accordingly, there can be no assurance that a Local Limited Partnership will be able to sell its Housing Complex. Even if it does so, there can be no assurance that any significant amounts of cash will be distributed to the Partnership. Should such distributions occur, the Limited Partners will be entitled to receive distributions from the proceeds remaining after payment of Partnership obligations and funding reserves, equal to their capital contributions and their return on investment (as defined in the Partnership Agreement) and the General Partner would then be entitled to receive proceeds equal to its capital contributions from the remainder. Any additional sale or refinancing proceeds will be distributed 90% to the Limited Partners (in proportion to their respective investments) and 10% to the General Partner.

Risks and Uncertainties

An investment in the Partnership and the Partnership’s investments in Local Limited Partnerships and their Housing Complexes are subject to risks. These risks may impact the tax benefits of an investment in the Partnership, and the amount of proceeds available for distribution to the Limited Partners, if any, on liquidation of the Partnership’s investments. Some of those risks include the following:

The Low Income Housing Tax Credits rules are extremely complicated. Noncompliance with these rules results in the loss of future Low Income Housing Tax Credits and the fractional recapture of Low Income Housing Tax Credits already taken. In most cases the annual amount of Low Income Housing Tax Credits that an individual can use is limited to the tax liability due on the person’s last $25,000 of taxable income. The Local Limited Partnerships may be unable to sell the Housing Complexes at a price which would result in the Partnership realizing cash distributions or proceeds from the transaction. Accordingly, the Partnership may be unable to distribute any cash to its Limited Partners. Low Income Housing Tax Credits may be the only benefit from an investment in the Partnership.

The Partnership has invested in a limited number of Local Limited Partnerships. Such limited diversity means that the results of operation of each single Housing Complex will have a greater impact on the Partnership. With limited diversity, poor performance of one Housing Complex could impair the Partnership’s ability to satisfy its investment objectives. Each Housing Complex is subject to mortgage indebtedness. If a Local Limited Partnership failed to pay its mortgage, it could lose its Housing Complex in foreclosure. If foreclosure were to occur during the first 15 years (the “Compliance Period”), the loss of any remaining future Low Income Housing Tax Credits, a fractional recapture of prior Low Income Housing Tax Credits, and a loss of the Partnership’s investment in the Housing Complex would occur. The Partnership is a limited partner or a non-managing member of each Local Limited Partnership. Accordingly, the Partnership will have very limited rights with respect to management of the Local Limited Partnerships. The Partnership will rely totally on the Local General Partners. Neither the Partnership’s investments in Local Limited Partnerships, nor the Local Limited Partnerships’ investments in Housing Complexes, are readily marketable. To the extent the Housing Complexes receive government financing or operating subsidies, they may be subject to one or more of the following risks: difficulties in obtaining tenants for the Housing Complexes; difficulties in obtaining rent increases; limitations on cash distributions; limitations on sales or refinancing of Housing Complexes; limitations on transfers of interests in Local Limited Partnerships; limitations on removal of Local General Partners; limitations on subsidy programs; and possible changes in applicable regulations. Uninsured casualties could result in loss of property and Low Income Housing Tax Credits and recapture of Low Income Housing Tax Credits previously taken. The value of real estate is subject to risks from fluctuating economic conditions, including employment rates, inflation, tax, environmental, land use and zoning policies, supply and demand of similar Housing Complexes, and neighborhood conditions, among others.

B - 7

WNC HOUSING TAX CREDIT FUND V, L.P., SERIES 3

(A California Limited Partnership)

NOTES TO CONDENSED FINANCIAL STATEMENTS - CONTINUED

For the Quarterly Period Ended June 30, 2013

(Unaudited)

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES, continued

The ability of Limited Partners to claim tax losses from the Partnership is limited. The IRS may audit the Partnership or a Local Limited Partnership and challenge the tax treatment of tax items. The amount of Low Income Housing Tax Credits and tax losses allocable to Limited Partners could be reduced if the IRS were successful in such a challenge. The alternative minimum tax could reduce tax benefits from an investment in the Partnership. Changes in tax laws could also impact the tax benefits from an investment in the Partnership and/or the value of the Housing Complexes.

All of the Low Income Housing Tax Credits anticipated to be realized from the Local Limited Partnerships have been realized. The Partnership does not anticipate being allocated any Low Income Housing Tax Credits from the Local Limited Partnerships in the future.

No trading market for the Partnership Units exists or is expected to develop. Limited Partners may be unable to sell their Partnership Units except at a discount and should consider their Partnership Units to be a long-term investment. Individual Limited Partners will have no recourse if they disagree with actions authorized by a vote of the majority of Limited Partners.

Exit Strategy

The Compliance Period for a Housing Complex is generally 15 years following construction or rehabilitation completion. Associates was one of the first in the industry to offer syndicated investments in Low Income Housing Tax Credits. The initial programs have completed their Compliance Periods.

Upon the sale of a Local Limited Partnership interest or Housing Complex after the end of the Compliance Period, there would be no recapture of Low Income Housing Tax Credits. A sale prior to the end of the Compliance Period could result in recapture if certain conditions are not met.

With that in mind, the General Partner is continuing its review of the Housing Complexes. The review considers many factors, including extended use requirements (such as those due to mortgage restrictions or state compliance agreements), the condition of the Housing Complexes, and the tax consequences to the Limited Partners from the sale of the Housing Complexes.

Upon identifying those Housing Complexes with the highest potential for a successful sale, refinancing or re-syndication, the Partnership expects to proceed with efforts to liquidate them. The objective is to maximize the Limited Partners’ return wherever possible and, ultimately, to wind down the Partnership. Local Limited Partnership Interests may be disposed of any time by the General Partner in its discretion. While liquidation of the Housing Complexes continues to be evaluated, the dissolution of the Partnership was not imminent as of June 30, 2013. The remaining Housing Complex will complete its Compliance Period in 2013.

As of March 31, 2013, the Partnership sold the Housing Complex of two Local Limited Partnerships, Cascade Pines II, L.P. (“Cascade Pines”), and Evergreen Apartments I L.P. (“Evergreen”). The Partnership also sold its Local Limited Partnership Interest in Raymond S. King Apartments, L.P., Patten Towers L.P. II, Alliance Apartments I L.P., Hastings Apartments I L.P, Shepherd South I, L.P., Escatawpa Village Associates, Hillcrest Associates, Rosedale L.P., Heritage Apartments I, L.P., Curtis Associates I, L.P., Prairieland Properties of Syracuse II, L.P., Solomon Associates I, L.P., and Talladega County Housing Ltd.

B - 8

WNC HOUSING TAX CREDIT FUND V, L.P., SERIES 3

(A California Limited Partnership)

NOTES TO CONDENSED FINANCIAL STATEMENTS - CONTINUED

For the Quarterly Period Ended June 30, 2013

(Unaudited)

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES, continued

During the three months ended June 30, 2013, the 49.49% Local Limited Partnership Interest in Blessed Rock was sold for an adjusted price of $4,707,317. Blessed Rock was appraised for $6,910,000 and had a mortgage note balance of $2,054,000 as of December 31, 2012. Proceeds in the amount of $2,355,385 were received from the sale of Blessed Rock, of which $250,000 was received in advance and is included in prepaid disposition proceeds on the condensed balance sheet as of March 31, 2013. The Partnership used the cash proceeds to pay $497,731 in accrued asset management fees, $1,448 to reimburse the General Partner or an affiliate for expenses paid on its behalf, $1,805,852 to reimburse the general partner or its affiliates for debts previously written off and the remaining $100,000 was placed in the Partnership’s reserves for future operating expenses. The Partnership incurred $6,968 in sales related expenses which were netted against the proceeds from the sale in calculating the gain on sale. No cash distribution was made to the Limited Partners as a result of this sale. The Compliance Period has been completed therefore there is no risk of recapture and investor approval is not required.

During the three months ended June 30, 2013, The Willows was sold for $30,000. The Willows was appraised for $710,000 and had a mortgage note balance of $937,000 as of December 31, 2012. Cash proceeds of $30,000 were received in advance for the sale the Local Limited Partnership Interest and are included in prepaid disposition proceeds on the condensed balance sheet as of March 31, 2013. The Partnership incurred $3,612 in sales related expenses which were netted against the proceeds from the sale in calculating the gain on the sale. No cash distribution will be made to the Limited Partners as a result of this sale. The Compliance Period has been completed therefore there is no risk of recapture and investor approval is not required.

As of June 30, 2013, the Partnership has identified Broadway Apartments, L.P. for disposition. Contracts regarding the potential sale of Broadway have been drafted and are currently under review by the potential purchaser of the Local Limited Partnership Interest. Broadway was appraised for $875,000 and had a mortgage note balance of $1,110,000 as of December 31, 2012. The estimated closing date is unknown for this property. The purchase price is estimated to be $30,000.

Method of Accounting for Investments in Local Limited Partnerships

The Partnership accounts for its investments in Local Limited Partnerships using the equity method of accounting, whereby the Partnership adjusts its investment balance for its share of the Local Limited Partnerships’ results of operations and for any contributions made and distributions received. The Partnership reviews the carrying amount of an individual investment in a Local Limited Partnership for possible impairment at least annually or whenever events or changes in circumstances indicate that the carrying amount of such investment may not be recoverable. Recoverability of such investment is measured by the estimated value derived by management, generally consisting of the sum of the remaining future Low Income Housing Tax Credits estimated to be allocable to the Partnership and the estimated residual value to the Partnership. If an investment is considered to be impaired, the Partnership reduces the carrying value of its investment in any such Local Limited Partnership. The accounting policies of the Local Limited Partnerships, generally, are expected to be consistent with those of the Partnership. Costs incurred by the Partnership in acquiring the investments are capitalized as part of the investment account and were amortized over 27.5 years (see Note 2).

“Equity in losses of Local Limited Partnerships” for the periods ended June 30, 2013 and 2012 has been recorded by the Partnership. Management’s estimate for the three-month periods is based on either actual unaudited results reported by the Local Limited Partnerships or historical trends in the operations of the Local Limited Partnerships. Equity in losses of Local Limited Partnerships allocated to the Partnership is not recognized to the extent that the investment balance would be adjusted below zero. If the Local Limited Partnerships report net income in future years, the Partnership will resume applying the equity method only after its share of such net income equals the share of net losses not recognized during the period(s) the equity method was suspended (see Note 2).

B - 9

WNC HOUSING TAX CREDIT FUND V, L.P., SERIES 3

(A California Limited Partnership)

NOTES TO CONDENSED FINANCIAL STATEMENTS - CONTINUED

For the Quarterly Period Ended June 30, 2013

(Unaudited)

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES, continued

In accordance with the accounting guidance for the consolidation of variable interest entities, the Partnership determines when it should include the assets, liabilities, and activities of a variable interest entity (VIE) in its financial statements, and when it should disclose information about its relationship with a VIE. The analysis that must be performed to determine which entity should consolidate a VIE focuses on control and economic factors. A VIE is a legal structure used to conduct activities or hold assets, which must be consolidated by a company if it is the primary beneficiary because it has (1) the power to direct the activities of the VIE that most significantly impact the VIE’s economic performance and (2) the obligation to absorb losses or receive benefits that could potentially be significant to the VIE. If multiple unrelated parties share such power, as defined, no party will be required to consolidate the VIE. Further, the guidance requires continual reconsideration of the primary beneficiary of a VIE.

Based on this guidance, the Local Limited Partnerships in which the Partnership invests meet the definition of a VIE because the owners of the equity at risk in these entities do not have the power to direct their operations. However, management does not consolidate the Partnership’s interests in these VIEs, as it is not considered to be the primary beneficiary since it does not have the power to direct the activities that are considered most significant to the economic performance of these entities. The Partnership currently records the amount of its investment in these Local Limited Partnerships as an asset on its balance sheets, recognizes its share of partnership income or losses in the statements of operations, and discloses how it accounts for material types of these investments in its financial statements. The Partnership’s balance in investment in Local Limited Partnerships, plus the risk of recapture of tax credits previously recognized on these investments, represents its maximum exposure to loss. The Partnership’s exposure to loss on these Local Limited Partnerships is mitigated by the condition and financial performance of the underlying Housing Complexes as well as the strength of the Local General Partners and their guarantee against credit recapture to the investors in the Partnership.

Distributions received by the Partnership are accounted for as a reduction of the investment balance. Distributions received after the investment has reached zero are recognized as income. As of all periods presented,all of the investment balances had reached zero.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reporting period. Actual results could materially differ from those estimates.

Cash and Cash Equivalents

The Partnership considers all highly liquid investments with original maturities of three months or less when purchased to be cash equivalents. As of June 30, 2013 and March 31, 2013, the Partnership had no cash equivalents.

Reporting Comprehensive Income

The Partnership had no items of other comprehensive income for all periods presented.

B - 10

WNC HOUSING TAX CREDIT FUND V, L.P., SERIES 3

(A California Limited Partnership)

NOTES TO CONDENSED FINANCIAL STATEMENTS - CONTINUED

For the Quarterly Period Ended June 30, 2013

(Unaudited)

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES, continued

Income Taxes

The Partnership has elected to be treated as a pass-through entity for income tax purposes and, as such, is not subject to income taxes. Rather, all items of taxable income, deductions and tax credits are passed through to and are reported by its owners on their respective income tax returns. The Partnership’s federal tax status as a pass-through entity is based on its legal status as a partnership. Accordingly, the Partnership is not required to take any tax positions in order to qualify as a pass-through entity. The Partnership is required to file and does file tax returns with the Internal Revenue Service and other taxing authorities. Accordingly, these financial statements do not reflect a provision for income taxes and the Partnership has no other tax positions which must be considered for disclosure. Income tax returns filed by the Partnership are subject to examination by the Internal Revenue Service for a period of three years. While no income tax returns are currently being examined by the Internal Revenue Service, tax years since 2009 remain open.

Net Loss Per Partnership Unit

Net loss per Partnership Unit includes no dilution and is computed by dividing loss allocated to Limited Partners by the weighted average number of Partnership Units outstanding during the period. Calculation of diluted net loss per Partnership Unit is not required.

Revenue Recognition

The Partnership is entitled to receive reporting fees from the Local Limited Partnerships. The intent of the reporting fees is to offset (in part) administrative costs incurred by the Partnership in corresponding with the Local Limited Partnerships. Due to the uncertainty of the collection of these fees, the Partnership recognizes reporting fees as collections are made.

B - 11

WNC HOUSING TAX CREDIT FUND V, L.P., SERIES 3

(A California Limited Partnership)

NOTES TO CONDENSED FINANCIAL STATEMENTS - CONTINUED

For the Quarterly Period Ended June 30, 2013

(Unaudited)

NOTE 2 - INVESTMENTS IN LOCAL LIMITED PARTNERSHIPS

As of June 30, 2013 and March 31, 2013, the Partnership owns Local Limited Partnership interests in 1 and 3 Local Limited Partnerships, respectively. All of these Local Limited Partnership’s own one Housing Complex consisting of an aggregate of 78 and 251 apartment units as of June 30, 2013 and March 31, 2013, respectively. The respective Local General Partners of the Local Limited Partnerships manage the day to day operations of the entities. Significant Local Limited Partnership business decisions require approval from the Partnership. The Partnership, as a Limited Partner, is generally entitled to 99%, as specified in the Local Limited Partnership Agreements, of the operating profits and losses, taxable income and losses, and Low Income Housing Tax Credits of the Local Limited Partnerships, except for one of the investments in which it is entitled to 49.49% of such amount.

Selected financial information for the three months ended June 30, 2013 and 2012 from the unaudited combined condensed financial statements of the Local Limited Partnerships in which the Partnership has invested is as follows:

COMBINED CONDENSED STATEMENTS OF OPERATIONS

	2013	2012

Revenues	$126,000	$627,000

Expenses:
Interest expense	18,000	104,000
Depreciation and amortization	30,000	138,000
Operating expenses	93,000	395,000
Total expenses	141,000	637,000

Net loss	$(15,000)	$(10,000)
Net loss allocable to the Partnership	$(14,000)	$(19,000)
Net loss recorded by the Partnership	$-	$-

Certain Local Limited Partnerships have incurred significant operating losses and/or have working capital deficiencies. In the event these Local Limited Partnerships continue to incur significant operating losses, additional capital contributions by the Partnership may be required to sustain operations of such Local Limited Partnerships. If additional capital contributions are not made when they are required, the Partnership’s investments in certain of such Local Limited Partnerships could be impaired, and the loss and recapture of the related Low Income Housing Tax Credits could occur.

B - 12

WNC HOUSING TAX CREDIT FUND V, L.P., SERIES 3

(A California Limited Partnership)

NOTES TO CONDENSED FINANCIAL STATEMENTS - CONTINUED

For the Quarterly Period Ended June 30, 2013

(Unaudited)

NOTE 3 - RELATED PARTY TRANSACTIONS

Under the terms of the Partnership Agreement, the Partnership has paid or is obligated to the General Partner or its affiliates the following fees:

(a)	An annual asset management fee equal to the greater amount of (i) $2,000 for each Housing complex, or (ii) 0.275% of gross proceeds. In either case, the fee will be decreased or increased annually based on changes to the Consumer Price Index. However, in no event will the maximum amount exceed 0.2% of the invested assets of the limited Partnerships, as defined. “Invested Assets” means the sum of the Partnership’s investment in Local Limited Partnership interests and the Partnership’s allocable share of mortgage loans on and other debts related to the Housing Complexes owned by such Local Limited Partnerships. Asset management fees of $2,716 and $5,796 were incurred during the three months ended June 30, 2013 and 2012, respectively. The Partnership paid the General Partner and its affiliates $497,731 and $7,286 of those fees during the three months ended June 30, 2013 and 2012, respectively.

(b)	The Partnership reimburses the General Partner or its affiliates for operating expenses incurred by the Partnership and paid for by the General Partner or its affiliates on behalf of the Partnership. Operating expense reimbursements were $35,786 and $12,164 during the three months ended June 30, 2013 and 2012, respectively.

(c)	A subordinated disposition fee in an amount equal to 1% of the sales price of real estate sold. Payment of this fee is subordinated to the limited partners receiving a preferred return of 14% through December 31, 2006 and 6% thereafter (as defined in the Partnership Agreement) and is payable only if the General Partner or its affiliates render services in the sales effort. No such fees were incurred for all periods presented.

The accrued fees and expenses due to the General Partner and affiliates consisted of the following at:

	June 30, 2013	March 31, 2013

Expenses paid by the General Partner or an affiliate on behalf of the Partnership	$7,375	$485
Asset management fee payable	-	495,016

Total	$7,375	$495,501

The General Partner and affiliates do not anticipate that these accrued fees will be paid until such time as capital reserves are in excess of future foreseeable working capital requirements of the Partnership.

NOTE 4 – RETURN OF CAPITAL

During prior years, the Partnership was relieved of debt which was owed to the General Partner or an affiliate totaling $2,260,247. The debt was a result of advances that had previously been made to the Partnership by the General Partner or an affiliate to aid the Partnership in providing funding to several Local Limited Partnerships which were experiencing operational issues. During the three months ended June 30, 2013, $1,805,852 was reimbursed to the General Partner for repayment of the previously written off amounts, the repayment was a result of the sale proceeds that resulted from the disposition of one of the Local Limited Partnerships.

B - 13

Management’s Discussion and Analysis of Financial Condition and Results of Operations

Forward-Looking Statements

With the exception of the discussion regarding historical information, this “Management’s Discussion and Analysis of Financial Condition and Results of Operations” contains forward looking statements. Such statements are based on current expectations subject to uncertainties and other factors which may involve known and unknown risks that could cause actual results of operations to differ materially from those projected or implied. Further, certain forward-looking statements are based upon assumptions about future events which may not prove to be accurate.

Risks and uncertainties inherent in forward looking statements include, but are not limited to, the Partnership’s future cash flows and ability to obtain sufficient financing, level of operating expenses, conditions in the Low Income Housing Tax Credit property market and the economy in general, as well as legal proceedings. Historical results are not necessarily indicative of the operating results for any future period.

Subsequent written and oral forward looking statements attributable to the Partnership or persons acting on its behalf are expressly qualified in their entirety by cautionary statements in this Consent Solicitation Statement and in reports filed with the Securities and Exchange Commission.

The following discussion and analysis compares the results of operations for the three months ended June 30, 2013 and 2012, and should be read in conjunction with the condensed unaudited financial statements and accompanying notes included within this report.

Financial Condition

The Partnership’s assets at June 30, 2013 consisted of $126,000 in cash and $9,000 in other assets. Liabilities at June 30, 2013 consisted of $7,000 in accrued fees and expenses due to the General Partner and affiliates.

Results of Operations

Three Months Ended June 30, 2013 Compared to Three Months Ended June 30, 2012. The Partnership’s net income for the three months ended June 30, 2013 was $2,343,000, reflecting an increase of approximately $2,243,000 from the $100,000 net income experienced for the three months ended June 30, 2012. The increase in net income was primarily due to the increase of $2,274,000 in gain on sale of Local Limited Partnerships for the three months ended June 30, 2013. The gain on sale of Local Limited Partnerships will vary from period to period depending on the values and sales prices of the Housing Complexes that have been identified for disposition and the closing dates of such transactions. There was also a $3,000 decrease in asset management fees for the three months ended June 30, 2013. The fees are calculated based on the value of invested assets which decreased due to the sale of Local Limited Partnerships. Accounting and legal expenses increased by $(2,000) for the three months ended June 30, 2013 compared to the three months ended June 30, 2012 due to the timing of the accounting work performed. In addition the partnership received $(30,000) less in distribution income for the three months ended June 30, 2013. Local Limited Partnerships pay the distributions to the Partnership when the Local Limited Partnerships’ cash flow will allow for the payment.

B - 14

Liquidity and Capital Resources

Three Months Ended June 30, 2013 Compared to Three Months Ended June 30, 2012. The net decrease in cash during the three months ended June 30, 2013 was $(233,000) compared to a $120,000 increase in cash for the three months ended June 30, 2012. During the three months ended June 30, 2013, the Partnership received $2,385,000 in dispositions proceeds compared to $89,000 received during the three months ended June 30, 2012. During the three months ended June 30, 2013 the partnership paid the General Partner or an affiliate $(36,000) for operating expenses paid on its behalf compared to $(12,000) reimbursement during the three months ended June 30, 2013. The Partnership also paid $(497,731) to the General Partner or an affiliate in accrued asset management fees for the three months ended June 30, 2013 compared to $(7,000) reimbursement for the three months ended June 30, 2012. The amount paid varies depending on the cash that the Partnership collected throughout the period. The Partnership paid $(1,806,000) of disposition proceeds to the General Partner for advances previously forgiven. The Partnership received $(30,000) less in reporting fees for the three months ended June 30, 2013 as discussed above.

During the three months ended June 30, 2013, accrued payables, which consist primarily of related party asset management fees and advances due to the General Partner, decreased by $488,000.

Recent Accounting Changes

In May 2011, the FASB issued an update to existing guidance related to fair value measurements on how to measure fair value and what disclosures to provide about fair value measurements. For fair value measurements categorized as level 3, a reporting entity should disclose quantitative information of the unobservable inputs and assumptions, a description of the valuation processes and narrative description of the sensitivity of the fair value to changes in unobservable inputs. This update is effective for interim and annual periods beginning after December 15, 2011. The adoption of this update did not materially affect the Partnership’s condensed financial statements.

B - 15

WNC Housing Tax Credit Fund V, L.P., Series 3 (the “Partnership”) Solicited by the General Partner on behalf of the Partnership.

CONTROL ID:
REQUEST ID:

The undersigned hereby acknowledges receipt of a copy of the accompanying Notice for Action by Written Consent and the Consent Solicitation Statement of the Partnership dated November 1, 2013 and hereby revokes any consent or consents heretofore given. This consent may be revoked at any time before 5:00 p.m. (Pacific Time), on the earlier of the date on which Limited Partners approve the Proposal, or December 16, 2013, unless the solicitation period is extended by the General Partner in its sole discretion (“Expiration Date”). The undersigned, as record holder of ____ units of limited partnership interest in the Partnership, hereby takes the following actions with respect to all the units of limited partnership interest in the Partnership held by him, her or it as follows:

(CONTINUED AND TO BE SIGNED ON REVERSE SIDE.)

CONSENT VOTING INSTRUCTIONS
If you vote by fax or internet, please DO NOT mail your Consent Card.

MAIL:	Please mark, sign, date, and return this Consent Card promptly using the enclosed envelope.
FAX:	Complete the reverse portion of this Consent Card and Fax to 202-521-3464.
INTERNET:	https://www.iproxydirect.com/NF53. Have this proxy card in hand when you access the website and follow the instructions to create an electronic voting instruction form.

WNC Housing Tax Credit Fund V, L.P., Series 3 (the “Partnership”)		PLEASE COMPLETE, DATE, SIGN AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE: [X]

Proposals	→	FOR	AGAINST	ABSTAIN

The addition of Section 5.3.6 to the Partnership’s Agreement of Limited Partnership to read as follows:

“Section 5.3.6. Notwithstanding the provisions of Section 5.3.2(vi) or any other Section hereof, the Partnership shall be permitted to sell its interest in Broadway Apartments, Limited Partnership, a New Mexico limited partnership for a price equal to $30,000.00 to an Affiliate of the General Partner.”

		[ ]	[ ]	[ ]
CONTROL REQUEST ID:

This Written Consent, when properly executed and returned to the Partnership, will be voted in the manner directed herein by the undersigned. IF NO DIRECTION IS MADE FOR THE PROPOSAL, THIS CONSENT, IF SO EXECUTED AND RETURNED, WILL BE VOTED FOR THE PROPOSAL. When units are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, give full legal title as such. If a corporation, sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by authorized person.

ALL CONSENTS MUST BE RECEIVED BY 5:00 P.M., PACIFIC TIME, ON THE EXPIRATION DATE.

IMPORTANT: This Consent Card must be signed exactly as your name appears hereon. If more than one name appears, all persons so designated should sign. Attorneys, executors, administrators, trustees and guardians should indicate their capacities. If the signer is a corporation, please print full corporate name and indicate capacity of duly authorized officer executing on behalf of the corporation. If the signer is a partnership, please print full partnership name and indicate capacity of duly authorized person executing on behalf of the partnership.

Dated: ________________________, 2013

(Print Name of Limited Partner and/or co-Limited Partner

(Signature of Limited Partner)

(Second Signature if held jointly)